Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO

RECEIVABLES PURCHASE AND FINANCING AGREEMENT

This Fifth Amendment to Receivables Purchase and Financing Agreement (this “Amendment”), dated as of August 20, 2026, is among PHILLIPS 66 RECEIVABLES LLC, a Delaware limited liability company, as SPE (together with its successors and assigns, the “SPE”); PHILLIPS 66 COMPANY, a Delaware corporation, as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); the Purchaser/Lenders party to the RPFA (as hereinafter defined); TRUIST BANK (“Truist”), as a Purchaser/Lender; PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”); and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent (the “Structuring Agent”).

W I T N E S S E T H:

WHEREAS, the SPE, the Servicer, the Purchaser/Lenders (other than Truist), the Administrative Agent, and the Structuring Agent are party to that certain Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, supplemented or otherwise modified through the date hereof, the “RPFA”).

WHEREAS, Truist desires to become party to the RPFA on the terms set forth herein.

WHEREAS, concurrently herewith, the Administrative Agent, the SPE and the Structuring Agent are entering into that certain Amended and Restated Agent Fee Letter, dated as of the date hereof (the “Agent Fee Letter”).

WHEREAS, concurrently herewith, the Administrative Agent, the SPE and the Purchaser/Lenders are entering into that certain Amended and Restated Purchaser/Lender Fee Letter, dated as of the date hereof (the “Purchaser/Lender Fee Letter”, and together with the Agent Fee Letter, collectively, the “Fee Letters”).

WHEREAS, the SPE, the Servicer, the Purchaser/Lenders, and the Administrative Agent hereby agree to make certain amendments to the RPFA, as permitted by Section 12.01 of the RPFA, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto agree as follows:

Section 1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the RPFA.

Section 2. JOINDER OF TRUIST.

(a) Joinder. Effective as of the date hereof, Truist hereby becomes a party to the RPFA and the Purchaser/Lender Fee Letter as a Purchaser/Lender thereunder with all the rights, interests, duties and obligations of a Purchaser/Lender set forth therein. In its capacity as a Purchaser/Lender, Truist’s Commitment shall be the applicable amount set forth in Schedule I to Exhibit A attached hereto;

(b) Consents. The parties hereto hereby consent to the joinder of Truist as a party to the RPFA and Truist as a party to the Purchaser/Lender Fee Letter on the terms set forth in clause (a) above; and

(c) Credit Decision. Truist (i) confirms to the Administrative Agent and the Purchaser/Lenders, that it has received a copy of the RPFA, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Purchaser/Lenders and their respective Affiliates, based on such documents and information as Truist shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the RPFA and any other Transaction Document. None of the Administrative Agent or the Purchaser/Lenders makes or has made any representation or warranty or assumes or has assumed any responsibility with respect to (x) any statements, warranties or representations made in or in connection with this Amendment or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the RPFA, the Receivables, the Supporting Assets, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of the SPE, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of them any of their respective obligations under the RPFA, any other Transaction Document or any instrument or document furnished pursuant thereto.

Section 3. REBALANCING OF CAPITAL; CONSENT.

(a) As of the date hereof and prior to giving effect to this Amendment, (i) the Capital of PNC is $1,114,285,714.29 (the “Existing PNC Capital”) and (ii) the Capital of SMBC is $185,714,285.71 (the “Existing SMBC Capital”). In connection with the amendments contemplated herein, the parties hereto desire to provide for (i) the partial repayment of the Existing PNC Capital and (ii) a non-ratable Loan by each of Truist and SMBC in accordance with the terms described below.

(b) On the date hereof, the SPE will repay a portion of the outstanding Capital in an amount equal to $301,785,714.29 (the “Repayment Amount”) to the Administrative Agent to be distributed to PNC (the “Reducing Purchaser/Lender”); provided that all accrued and unpaid Yield with respect to such Capital so repaid shall be payable by the SPE to the Administrative Agent to be distributed to the Reducing Purchaser/Lender on the next occurring Settlement Date. The SPE hereby requests that (i) Truist make a non-ratable Loan on the date hereof in the amount equal to $162,500,000 and (ii) SMBC (together with Truist, collectively, the “Increasing Purchaser/Lenders”) make a non-ratable Loan on the date hereof in the amount equal to $139,285,714.29. Such non-ratable Loans shall be funded by the Increasing Purchaser/Lenders on the date hereof in accordance with the terms of the RPFA and upon satisfaction of all conditions precedent thereto specified in the RPFA; provided, however, that no Investment/Loan Request shall be required therefor. For administrative convenience, the SPE hereby instructs each Increasing Purchaser/Lender to fund its respective foregoing non-ratable Loan by paying the proceeds thereof directly to the Administrative Agent, to be distributed to the Reducing Purchaser/Lender, into the account specified by such Reducing Purchaser/Lender for such purpose and in the amount equal to the Repayment Amount to be applied as the foregoing repayment of the Reducing Purchaser/Lender’s Capital (as applicable) on the SPE’s behalf. The SPE shall be deemed to have received the proceeds of the Repayment Amount as a portion of the non-ratable Loan from the Increasing Purchaser/Lenders for all purposes immediately upon receipt thereof by the Reducing Purchaser/Lender.

(c) After giving effect to the foregoing Repayment Amount and the funding of the non-ratable Loan, (i) the Aggregate Capital will be $1,300,000,000, (ii) the Capital of PNC will be $812,500,000, (iii) the Capital of SMBC will be $325,000,000 and (iv) the Capital of Truist will be $162,500,000.

(d) The parties hereto hereby consent to the non-ratable repayment of the Reducing Purchaser/Lender’s Capital on terms set forth in clause (b) above and the foregoing non-ratable Loan to be funded by the Increasing Purchaser/Lenders on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.

Section 4. AMENDMENTS. The RPFA is hereby amended to incorporate the changes shown on the marked pages of the RPFA attached hereto as Exhibit A.

Section 5. REPRESENTATIONS OF THE SPE AND THE SERVICER. Each of the SPE and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VI of the RPFA are true and correct in all material respects (except to the extent already qualified by materiality) as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

Section 6. CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction or waiver of the following conditions precedent:

(a) the Administrative Agent shall have received a fully executed counterpart of this Amendment and the Fee Letters from each of the other parties hereto and thereto;

(b) the Administrative Agent shall have received an executed Reaffirmation, Acknowledgment and Consent of Performance Guarantor dated as of the date hereof;

(c) the Administrative Agent shall have received confirmation that (i) the “Closing Fee” set forth in the Purchaser/Lender Fee Letter and (ii) all fees due and payable on the date hereof pursuant to the Agent Fee Letter, in each case, have been paid in accordance with the terms of the applicable Fee Letter;

(d) the Administrative Agent shall have received such other agreements, documents, certificates, officer’s certificates and opinions as set forth in Annex A hereto; and

(e) no Potential Default or Event of Default shall have occurred and be continuing.

Section 7. COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 8. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9. GOVERNING LAW AND JURISDICTION. Section 12.10 of the RPFA is incorporated in this Amendment by reference as if such provision was set forth herein mutatis mutandis.

Section 10. HEADINGS. The headings of this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

PHILLIPS 66 RECEIVABLES LLC, as the SPE

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: President and Treasurer

PHILLIPS 66 COMPANY, as the Servicer

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: Vice President and Treasurer

[Signature Page to Fifth Amendment to Receivables Purchase and Financing Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Purchaser/Lender

By:	/s/ Imad Naja
	Name:	Imad Naja
	Title:	Senior Vice President

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Imad Naja
	Name:	Imad Naja
	Title:	Managing Director

[Signature Page to Fifth Amendment to Receivables Purchase and Financing Agreement]

TRUIST BANK, as a Purchaser/Lender

By:	/s/ Chris Curtis
Name: Chris Curtis
Title: Managing Director

[Signature Page to Fifth Amendment to Receivables Purchase and Financing Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Purchaser/Lender

By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director

[Signature Page to Fifth Amendment to Receivables Purchase and Financing Agreement]

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF PERFORMANCE GUARANTOR

The undersigned, PHILLIPS 66, heretofore executed and delivered to the Administrative Agent a Performance Guaranty dated September 30, 2024. The undersigned hereby acknowledges and consents to the Fifth Amendment to Receivables Purchase and Financing Agreement dated as of the date hereof, and confirms that its Performance Guaranty, and all obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any other amendment or modification to the RPFA or any of the Transaction Documents referred to therein (each as existing on the date hereof) shall not be required solely as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent and the Purchaser/Lenders are relying on the assurances provided herein in entering into the Fifth Amendment to Receivables Purchase and Financing Agreement set forth above.

Dated as of August 20, 2026.

PHILLIPS 66

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: Vice President and Treasurer

EXHIBIT A

Marked changes to the RPFA

(Attached)

EXECUTION VERSION

EXHIBIT A to ~~Fourth~~Fifth Amendment, dated ~~March 13~~August 20, 2026

RECEIVABLES PURCHASE AND FINANCING AGREEMENT

Dated as of September 30, 2024

by and among

PHILLIPS 66 RECEIVABLES LLC,

as SPE,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchaser/Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PHILLIPS 66 COMPANY,

as Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page

SECTION 12.12 Mutual Negotiations	145
SECTION 12.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	145
SECTION 12.14 USA PATRIOT Act Notice	146
SECTION 12.15 Acknowledgement Regarding Any Supported QFCs	146

-iv-

EXHIBITS

EXHIBIT A	—	Form of Investment/Loan Request
EXHIBIT B	—	Form of Reduction Notice
EXHIBIT C	—	Form of Assignment and Assumption Agreement
EXHIBIT D	—	Credit and Collection Policy
EXHIBIT E	—	Forms of Pool Reports
EXHIBIT F	—	Form of Compliance Certificate
EXHIBIT G	—	Closing Memorandum
EXHIBIT H	—	Forms of Tax Compliance Certificates

SCHEDULES

SCHEDULE I	—	Purchaser/Lenders & Commitments
SCHEDULE II	—	Account Details
SCHEDULE III	—	Notice Addresses
SCHEDULE IV	—	Company Codes and Customer Identification Numbers

-i-

This RECEIVABLES PURCHASE AND FINANCING AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 30, 2024, by and among the following parties:

(i) PHILLIPS 66 RECEIVABLES LLC, a Delaware limited liability company (the “SPE”);

(ii) the Persons from time to time party hereto as Purchaser/Lenders;

(iii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;

(iv) PHILLIPS 66 COMPANY, a Delaware corporation (“P66 Company”), as Servicer; and

(v) PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.

PRELIMINARY STATEMENTS

The SPE has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Transfer Agreement. The SPE desires to sell and/or obtain financing secured by Receivables and, in connection therewith, has requested that the Purchaser/Lenders make Investments and/or Loans from time to time on the terms and subject to the conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accepting Purchaser/Lender” has the meaning set forth in Section 2.03(h).

“Account Control Agreement” means each agreement among the SPE, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of one or more Collection Accounts that provides the Administrative Agent with “control” (within the meaning of the UCC) over such Collection Account(s) subject to the terms of such agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

“Adjusted Net Receivables Pool Balance” means, at any time of determination, an amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the Aggregate Net-Out Receivable Amount at such time.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Purchaser/Lender Parties, and any successor thereto in such capacity appointed in accordance with the terms hereof.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.

“Adverse Claim” means any Lien, other than a Lien in favor of or assigned to the Administrative Agent (for the benefit of the Secured Parties).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Receivable” means any indebtedness and other obligations owed to any Person that is an Affiliate of an Originator, arising in connection with the sale of goods or for services rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto; provided, however, that Affiliate Receivable shall exclude all Pool Receivables.

“Agent Parties” has the meaning set forth in Section 12.03(d).

“Aggregate Capital” means, at any time, the aggregate outstanding Capital of all Purchaser/Lenders at such time.

“Aggregate Investment Capital” means, at any time, the aggregate outstanding Investment Capital of all Purchaser/Lenders at such time.

“Aggregate Committed Capital” means, at any time, the aggregate outstanding Committed Capital of all Purchaser/Lenders at such time.

“Aggregate Loan Capital” means, at any time, the aggregate outstanding Loan Capital of all Purchaser/Lenders at such time.

“Aggregate Net-Out Receivable Amount” means, at any time, the aggregate Net-Out Receivable Amounts for all Eligible Receivables.

“Aggregate Uncommitted Capital” means, at any time, the aggregate outstanding Uncommitted Capital of all Purchaser/Lenders at such time.

“Aggregate Yield” means, at any time, the aggregate accrued and unpaid Yield on the Aggregate Capital at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Affiliate Obligor” means Chevron Phillips Chemical Company LLC, WRB Refining LP and each of their respective Subsidiaries.

“Approved Fund” means any Fund that is administered or managed by (a) a Purchaser/Lender, (b) an Affiliate of a Purchaser/Lender or (c) an entity or an Affiliate of an entity that administers or manages a Purchaser/Lender.

“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Purchaser/Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent in its reasonable discretion.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, costs, expenses and disbursements of any law firm or other external counsel.

“Authorized Officer” means, with respect to any SPE-Related Party, the Chief Executive Officer, President, Vice President, Chief Authorized Officer, Treasurer or Assistant Treasurer of such SPE-Related Party, any manager or the members (as applicable) in the case of any SPE-Related Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the SPE, authorized to execute notices, reports and other documents on behalf of such SPE-Related Party required hereunder. The SPE may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Effective Federal Funds Rate in effect on such day, plus 0.50%, (ii) the Prime Rate in effect on such day, and (iii) Daily Simple SOFR in effect on such day, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.05(a) or Section 2.05(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist.

“Base Rate Capital” means, at any time, any Capital on which Yield accrues by reference to the Base Rate.

“Benchmark Replacement” has the meaning set forth in Section 2.05(d).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by the Parent or any ERISA Affiliate.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania or New York City, New York; provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to, SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital” means, with respect to any Purchaser/Lender, without duplication, the aggregate amounts paid to, or on behalf of, the SPE (a) in connection with all Investments made by such Purchaser/Lender pursuant to Section 2.01(a), and (b) in connection with all Loans made by such Purchaser/Lender pursuant to Section 2.02, in each case, as reduced from time to time by Collections or other funds of the SPE that have been distributed to such Purchaser/Lender and applied as a repayment of Capital in accordance with this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Coverage Amount” means, at any time, the amount equal to the lesser of (a) the amount equal to (i) the Facility Limit, plus (ii) the Total Uncommitted Amount and (b) the amount equal to (i) the Adjusted Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.

“Capital Coverage Amount Deficit” means, at any time, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Capital Coverage Amount at such time.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Tranche” means specified portions of Capital outstanding as follows: (a) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to Daily 1M SOFR shall constitute one Capital Tranche, (b) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to Base Rate shall constitute one Capital Tranche, and (c) all Capital for which the applicable Yield Rate is determined by reference to the Term SOFR Rate with the same Yield Period shall constitute one Capital Tranche.

“Cash Dominion Administration Account” means one or more deposit accounts established after the occurrence and during the continuation of an Event of Default and designated as a Cash Dominion Administration Account by the Administrative Agent into which Collections may be transferred from a Collection Account after the occurrence and during the continuation of an Event of Default.

“Change in Control” means the occurrence of any of the following:

(a) P66 Company ceases to own, directly, 100% of the Equity Interests of the SPE free and clear of all Adverse Claims;

(b) any Subordinated Note ceases to be 100% owned (beneficially and of record) by an Originator free and clear of all Adverse Claims; provided that an Originator may pledge a Subordinated Note as security so long as the pledgee thereof agrees in writing not to (i) file a petition seeking relief under any applicable federal or state law relating to bankruptcy against the SPE until the date that is one year and one day after the payment in full of all SPE Obligations hereunder or (ii) otherwise interfere with the financing facility established by this Agreement and the other Transaction Documents and which agreement is in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Parent ceases to own, directly or indirectly, 100% of the Equity Interests of any Originator; or

(d) (i) the consummation of a transaction the result of which is that any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) acquires ownership, direct or indirect, beneficially or of record, of more than 50% of the Voting Stock of the Parent; or (ii) Continuing Directors cease to constitute a majority of the board of directors of the Parent or any successor by merger or consolidation.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIP Regulations” has the meaning set forth in Section 10.11.

“Closing Date” means September 30, 2024.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the SPE) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any SPE-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections with respect to such Pool Receivable, (c) all cash proceeds of all Related Security with respect to such Pool Receivable (d) all amounts paid by or on behalf of a Credit Insurer under any Credit Insurance Policy or in respect of any claim thereunder, and (e) all other cash proceeds of such Pool Receivable.

“Commitment” means, with respect to any Purchaser/Lender, the maximum aggregate amount of Capital which such Person is obligated to lend or pay hereunder on account of all Committed Investments and Committed Loans, on a combined basis, as set forth on Schedule I or in the Assignment and Assumption Agreement or other agreement pursuant to which it became a Purchaser/Lender, as such Commitment is thereafter assigned or modified (including in connection with a reduction or increase in the Facility Limit pursuant to Section 2.03(e) or 2.03(g)). If the context so requires, “Commitment” also refers to a Purchaser/Lender’s obligation to make Committed Investments or Committed Loans hereunder in accordance with this Agreement.

“Committed Capital” means, with respect to any Purchaser/Lender, such Purchaser/Lender’s Capital minus such Purchaser/Lender’s Uncommitted Capital.

“Committed Investment” means any Investment other than an Uncommitted Investment.

“Committed Loan” means any Loan other than an Uncommitted Loan.

“Communications” has the meaning set forth in Section 12.03(d).

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 20%, (ii) for any Group B Obligor, 15%, (iii) for any Group C Obligor, 10% and (iv) for any Group D Obligor, 5% and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that the Administrative Agent may, upon not less than thirty (30) days’ prior written notice to the SPE, cancel or reduce the Special Concentration Limit with respect to any Special Obligor, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

Special Obligor	Special Concentration Limit
N/A	N/A

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the 5 largest Obligor Percentages of the Group D Obligors, (b) the sum of the 3 largest Obligor Percentages of the Group C Obligors, (c) the sum of the 2 largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing or investment requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent in its reasonable discretion decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Director” means (a) each individual who is a director of the Parent on the Closing Date and (b) each other director of the Parent whose election, appointment or nomination for election by the Parent’s stockholders was approved by a vote of at least a majority of the then Continuing Directors or by a vote of at least a majority of a committee of the Parent’s board of directors comprised solely of Continuing Directors.

“Contra Obligor” means any Obligor which is a supplier to any Originator or, following an IG Ratings Event, an Affiliate of a supplier, and in any case is not party to a Net-Out Agreement with an Originator.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means the Credit Agreement, dated as of February 28, 2024, among P66 Company, as borrower, the Parent, as initial guarantor, the lenders from time to time party thereto, Mizuho Bank, Ltd., as administrative agent, and the co-syndication agents, co-documentation agents, joint lead arrangers and bookrunners from time to time party thereto, as such agreement may be amended, restated, amended and restated, supplemented, refinanced, replaced, renewed, or otherwise modified from time to time.

“Credit and Collection Policy” means the receivables credit and collection policies and practices of the Originators as in effect on the Closing Date and described in Exhibit D, as modified in compliance with this Agreement.

“Credit Insurance Policy” means a credit insurance policy naming the SPE as insured, which policy insures the payment of Pool Receivables owing by one or more Obligors.

“Credit Insurer” means each insurance company that provides a Credit Insurance Policy to the SPE.

“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the SPE.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the SPE, effective on the date of any such change.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) the number of days in the three most recent Fiscal Months then ended.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Collections” has the meaning set forth in Section 3.01(d).

“Default Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is four (4) Fiscal Months before such Fiscal Month.

“Defaulted Receivable” means a Receivable (without duplication):

(a) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment;

(b) as to which a Relief Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c) that has been written off the applicable Originator’s or the SPE’s books as uncollectible; or

(d) that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or the SPE’s books as uncollectible.

“Defaulting Purchaser/Lender” means, subject to Section 2.07(b), any Purchaser/Lender that (a) has failed to (i) fund all or any portion of its Investments or Loans within two (2) Business Days of the date such Investments or Loans were required to be funded hereunder unless such Purchaser/Lender notifies the Administrative Agent and the SPE in writing that such failure is the result of such Purchaser/Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Purchaser/Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (b) has notified the SPE or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser/Lender’s obligation to fund an Investment or Loan hereunder and states that such position is based on such Purchaser/Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the SPE, to confirm in writing to the Administrative Agent and the SPE that it will comply with its prospective funding obligations hereunder (provided that such Purchaser/Lender shall cease to be a Defaulting Purchaser/Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the SPE), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Purchaser/Lender shall not be a Defaulting Purchaser/Lender solely by virtue of the ownership or acquisition of any equity interest in that Purchaser/Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Purchaser/Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser/Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser/Lender. Any determination by the Administrative Agent that a Purchaser/Lender is a Defaulting Purchaser/Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser/Lender shall be deemed to be a Defaulting Purchaser/Lender (subject to Section 2.07(b)) upon delivery of written notice of such determination to the SPE and each Purchaser/Lender.

“Delinquency Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment.

“Dilution” has the meaning set forth in Section 3.01(d)(i).

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the SPE to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of Dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, (a) for any Fiscal Month prior to September 2024, 3.75% and (b) for September 2024 and any succeeding Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of such Fiscal Month by dividing: (i) the aggregate amount of Dilution during such Fiscal Month (other than, except during the continuance of a Ratings Event, Deemed Collections with respect to any Receivables that were both (x) generated by an Originator during such Fiscal Month and (y) written off the applicable Originator’s or the SPE’s books as uncollectible during such Fiscal Month), by (ii) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such Fiscal Month.

“Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (x) 2.25 times the arithmetic average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (y) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by

(b) the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means, in each case, the lawful currency of the United States of America.

“EDGAR” has the meaning set forth in Section 7.01(c)(iii).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced; provided, further, that if such rate shall at any time, for any reason, no longer exist, the “Effective Federal Funds Rate” for any day shall be the Overnight Bank Funding Rate. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any financial or other institution of recognized standing having a combined capital and surplus in excess of $250,000,000 that meets the requirements to be an assignee under Section 12.06(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).

“Eligible Credit Insurance” means a Credit Insurance Policy issued by an Eligible Credit Insurance Provider, which policy (a) is in a form that has been approved in writing by the Administrative Agent in its reasonable discretion, (b) is in full force and effect, (c) under which the Administrative Agent is an additional insured, loss-payee or bank-beneficiary (as the case may be) entitled to make, and receive payment of, insurance claims thereunder, (d) contains terms and endorsements permitting the transactions contemplated by the Transaction Documents (including with respect to the Pool Receivables insured thereby and the SPE-Related Parties and the Purchaser/Lender Parties), and (e) with respect to which, all due and payable premiums have been paid in full. If the Credit Insurer of such a Credit Insurance Policy ceases to be an Eligible Credit Insurance Provider, such policy shall cease to constitute Eligible Credit Insurance. The Administrative Agent may revoke its prior written approval of a form of Credit Insurance Policy at any time in its reasonable discretion with respect to any future issuance of any Credit Insurance Policy. No Eligible Credit Insurance is in effect as of the Second Amendment Date.

“Eligible Credit Insurance Provider” means an insurance company in the business of issuing commercial credit insurance (a) which company is not an Affiliate of any SPE-Related Party, (b) with respect to which, no credit rating assigned to it by any of Moody’s, Standard Poor’s or A.M. Best Company, Inc. has been reduced by two or more ratings “notches” since the time any Credit Insurance Policy written by such Credit Insurer became Eligible Credit Insurance hereunder and (c) which is not a Sanctioned Person; provided, that, with respect to any Credit Insurance Policy issued by multiple insurance providers, the Administrative Agent may elect (in its sole discretion) to treat such syndicate as a single insurer and apply a weighted average credit rating.

“Eligible Foreign Obligor” means an Obligor that is organized in or that has a head office (domicile), registered office, and chief executive office located in a country other than the United States of America that is not a Sanctioned Jurisdiction.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is: (i) a U.S. Obligor or an Eligible Foreign Obligor; (ii) not an Official Body (other than a U.S. federal, state or local Official Body); (iii) not subject to any Relief Proceeding; (iv) not a Sanctioned Person; (v) not an Affiliate of any SPE-Related Party unless such Obligor is an Approved Affiliate Obligor or an Affiliate of an Approved Affiliate Obligor; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; and (vii) not a natural person;

(b) [reserved];

(c) that is denominated and payable only in Dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America;

(d) that (i) does not have a due date which is more than 90 days after the original invoice date of such Receivable and (ii) is not payable under a “cash in advance”, prepayment or zero-day term arrangement;

(e) that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;

(f) that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the payments thereunder are free and clear of any withholding Taxes;

(g) that has been transferred by an Originator to the SPE pursuant to the Transfer Agreement with respect to which all conditions precedent under the Transfer Agreement have been met;

(h) that, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Official Body or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Transfer Agreement have been duly obtained, effected or given and are in full force and effect;

(j) that is not subject to any existing dispute, claim, litigation, right of rescission, set-off (other than Net-Out Receivable Amounts), counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable;

(k) that satisfies, in all material respects, all applicable requirements of the Credit and Collection Policy;

(l) that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;

(m) in which the SPE owns good and marketable title, free and clear of any Adverse Claims other than any Permitted Liens, and that is freely assignable (including without any consent of the related Obligor or any Official Body unless such consent has already been obtained);

(n) for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than any Permitted Liens;

(o) that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC) of the SPE or any Originator;

(p) that is neither a Defaulted Receivable nor a Delinquent Receivable;

(q) [reserved];

(r) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the SPE and the related goods or merchandise shall have been shipped and/or services performed;

(s) which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(t) which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(u) which is not an Excluded Receivable;

(v) for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;

(w) [reserved]; and

(x) that, if such Receivable is an Unbilled Receivable, such Receivable is an Eligible Unbilled Receivable.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable for which (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than ninety (90) days have expired since the date such Unbilled Receivable arose.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than a standard termination under Section 4041(b) of ERISA; (d) the receipt by the Parent or any ERISA Affiliate of any notice from the PBGC of any intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; (e) the incurrence by the Parent or any of its ERISA Affiliates of any Withdrawal Liability or other liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the receipt by the Parent or any ERISA Affiliate of any notice of a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.

“Excess Concentration” means the sum of the following amounts, without duplication:

(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, that, for purposes of this clause (a), for any Eligible Receivable that is an Insured Receivable, the related Eligible Credit Insurance Provider shall be deemed to be the Obligor of such Eligible Receivable with respect to the amount of such Receivable that is insured; provided further, that, the amount of such Receivable that is not insured shall be treated, for the purposes of this clause (a), without regard to the preceding proviso; plus

(b) the excess (if any) of (x) the aggregate Outstanding Balance of all Eligible Unbilled Receivables, over (y) the product of (A) 20.00% (or any lower percentage (including 0%) which PNC may designate in its sole discretion after the occurrence of a Ratings Event), multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c) the excess (if any) of (x) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Eligible Foreign Obligors, over (y) the product of (A) 17.50% (or any lower percentage (including 0%) which PNC may designate in its sole discretion after the occurrence of a Ratings Event), multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(d) the excess (if any) of (x) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, over (y) the product of (A) 5.00% (or any lower percentage (including 0%) which PNC may designate in its sole discretion after the occurrence of a Ratings Event), multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(e) the excess (if any) of (x) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Official Bodies, over (y) the product of (A) 15.00% (or any lower percentage (including 0%) which PNC may designate in its sole discretion after the occurrence of a Ratings Event), multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(f) the excess (if any) of (x) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Contra Obligors, over (y) the product of (A) 10.00% (or, after the occurrence of an IG Ratings Event, 0%), multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Collections” means, with respect to any Affiliate Receivable or Excluded Receivable: (a) all funds that are received by any SPE-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Affiliate Receivable or Excluded Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Affiliate Receivable or Excluded Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Affiliate Receivable or Excluded Receivable and available to be applied thereon) and (b) all other cash proceeds of such Affiliate Receivable or Excluded Receivable.

“Excluded Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator other than any such right arising from such Originator’s continental United States refining, midstream, and commercial operations, as identified by the Originator’s company codes and customer identification numbers as set forth on Schedule IV.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Purchaser/Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser/Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser/Lender with respect to an applicable interest in an Investment, Loan ~~or~~, Commitment, or Uncommitted Amount pursuant to a law in effect on the date on which (i) such

Purchaser/Lender acquires such interest in such Investment, Loan ~~or~~, Commitment, or Uncommitted Amount (other than pursuant to an assignment request by the SPE under Section 4.04) or (ii) such Purchaser/Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.03(g), amounts with respect to such Taxes were payable either to such Purchaser/Lender’s assignor immediately before such Purchaser/Lender became a party hereto or to such Purchaser/Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.03(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Limit” means $~~1,750,000,000~~2,000,000,000 as may be reduced or increased from time to time pursuant to Section 2.03(e) or 2.03(g). References to the unused portion of the Facility Limit mean, at any time, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.04(a).

“Fees” has the meaning specified in Section 2.04(a).

“Final Maturity Date” means the earlier to occur of (a) the date that is thirty (30) days following the Scheduled Termination Date, and (b) the Termination Date unless such Termination Date occurs solely as a result of the Scheduled Termination Date’s occurrence.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Yield have been paid in full, (ii) all SPE Obligations shall have been paid in full, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full, in each case, other than contingent obligations for which no claims have been made.

“Financial Officer” means the chief financial officer, principal accounting officer, financial vice president, treasurer, assistant treasurer or controller of a Person.

“Fiscal Month” means each calendar month.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Foreign Purchaser/Lender” means a Purchaser/Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as are in effect from time to time.

“Group A Obligor,” “Group B Obligor” or “Group C Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with:

(a)

a ~~long-term~~short-term rating of at least “A-1” (in the case of a Group A Obligor), “A-2” (in the case of a Group B Obligor that is not a Group A Obligor) or “A-3” (in the case of a Group C Obligor that is not a Group A Obligor or a Group B Obligor), in any case, by S&P, or if such Obligor does not have a ~~long-term~~short-term rating from S&P, a rating of at least “A+” (in the case of a Group A Obligor), “BBB+” (in the case of a Group B Obligor that is not a Group A Obligor) or “BBB-” (in the case of a Group C Obligor that is not a Group A Obligor or a Group B Obligor), in any case, or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and

(b)

a short-term rating of at least “P-1” (in the case of a Group A Obligor), “P-2” (in the case of a Group B Obligor that is not a Group A Obligor) or “P-3” (in the case of a Group C Obligor that is not a Group A Obligor or a Group B Obligor), in any case, by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “A1” (in the case of a Group A Obligor), “Baa1” (in the case of a Group B Obligor that is not a Group A Obligor) or “Baa3” (in the case of a Group C Obligor that is not a Group A Obligor or a Group B Obligor), in any case, or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities;

provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) if it satisfies either clause (a) or clause (b) above; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from S&P and Moody’s and satisfies only one of clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have satisfied each of clause (a) and clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) shall be deemed to be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) and shall be aggregated with its parent Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” (including for purposes of determining the “Obligor Percentage” as used therein) unless such Subsidiary Obligor separately satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), in which case such Obligor shall be separately treated as a Group A Obligor, Group B Obligor or Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are also Obligors but do not separately satisfy the definition of Group A Obligor, Group B Obligor, or Group C Obligor.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is unrated by both Moody’s and S&P shall be a Group D Obligor.

“Guaranteed Obligations” has the meaning set forth in Section 2.09(a).

“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

“IG Ratings Event” means, at any time of determination, two or more of the following events has occurred and is continuing: (a) the Parent’s senior unsecured debt rating by S&P is below BBB-, (b) the Parent’s senior unsecured debt rating by Moody’s is below Baa3, or (c) upon the Parent obtaining a senior unsecured debt rating from Fitch, the Parent’s senior unsecured debt rating by Fitch is below BBB-.

“Indebtedness” means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided, that for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such asset(s) and (ii) the amount of Indebtedness secured by such Lien), (f) all Indebtedness of others guaranteed by such Person, (g) all obligations of such Person in respect of bankers’ acceptances, (h) all obligations of such Person in respect of bankers’ acceptances and letters of credit, and (i) all production payments, proceeds production payments or similar obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any SPE-Related Party under any Transaction Document and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

“Independent Director” has the meaning set forth in Section 7.03(c).

“Information” has the meaning set forth in Section 12.08.

“Insured Receivable” means each Receivable of an Obligor for which the amount of the Outstanding Balance that is insured (when aggregated with the amount of each other Receivable owing by such Obligor that was originated prior to such Receivable and that is insured) is equal to or less than the then-effective maximum amount available for payments established for such Obligor for all claims relating to such Obligor during the related policy period under and pursuant to Eligible Credit Insurance; provided, that no Receivable shall constitute an Insured Receivable for purposes of clause (a) of the definition of “Excess Concentration” at any time the Credit Insurance Policy relating thereto shall cease to constitute Eligible Credit Insurance.

“Intended Tax Treatment” has the meaning set forth in Section 12.11.

“Investment” means any payment of Capital by a Purchaser/Lender to the SPE pursuant to Section 2.03.

“Investment Capital” means all Capital attributable to Investments (rather than to Loans) and, with respect to any Purchaser/Lender, such Purchaser/Lender’s respective pro rata portion of such Investment Capital based on such Purchaser/Lender’s Commitment (or, with respect to Uncommitted Investments, the proportion in which such Investments were made).

“Investment Company Act” means the Investment Company Act of 1940.

“Investment/Loan Request” means a letter in substantially the form of Exhibit A hereto delivered by the SPE to the Administrative Agent and the Purchaser/Lenders pursuant to Section 2.03(a).

“IRS” means the United States Internal Revenue Service.

“Law” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

“LCR Security” means any commercial paper or security (other than equity securities issued to any Person that is a consolidated subsidiary of Parent under GAAP) within the meaning of Paragraph .32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Lending Office” means, as to the Administrative Agent or any Purchaser/Lender, the office or offices of such Person described as such in such Purchaser/Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the SPE and the Administrative Agent.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for any SPE-Related Party or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.

“LLC Division” means, in the event a Person is a limited liability company, (a) the division of such Person into two or more newly formed limited liability companies (whether or not such Person is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

“Loan” means any loan made by a Purchaser/Lender pursuant to Section 2.02.

“Loan Capital” means all Capital attributable to Loans (rather than to Investments).

“Lock-Box” means each locked postal box with respect to any Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed by dividing:

(a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the four (4) most recently ended Fiscal Months, plus (ii) the product of (x) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the fifth (5th) most recently ended Fiscal Month, multiplied by (y) 0.05; by

(b) the Net Receivables Pool Balance as of such date.

“Loss Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 2.25, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to all SPE-Related Parties, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on:

(a) (i) with respect to the SPE, the assets, operations, business or financial condition of the SPE and its consolidated Subsidiaries taken as a whole and (ii) with respect to the Parent, the Servicer, or any Originator, the business, financial condition, or results of operations of the Parent and its Subsidiaries taken as a whole;

(b) the ability of such Person to perform its material obligations under this Agreement or any other Transaction Document to which it is a party;

(c) the validity or enforceability of this Agreement or any other Transaction Document;

(d) the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Supporting Assets; or

(e) the rights and remedies of any Purchaser/Lender Party under the Transaction Documents.

“Minimum Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the arithmetic average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio at such time.

“Monthly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-1.

“Monthly Settlement Date” means the 27th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate (a) makes or is obligated to make contributions or (b) has any liability, including Withdrawal Liability.

“Net-Out Agreement” means a “net-out agreement” or similar agreement with respect to purchases and sales between an Originator and an Obligor (which is also a supplier to such Originator), pursuant to which amounts payable in the ordinary course by such Originator and such Obligor are settled on a net basis.

“Net-Out Receivable Amount” means, with respect to any Receivable subject to a Net-Out Agreement, the portion of such Receivable subject to offset or netting arrangements under such Net-Out Agreement.

“Net Receivables Pool Balance” means, at any time: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Non-Consenting Purchaser/Lender” means any Purchaser/Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Purchaser/Lenders in accordance with the terms of Section 12.01 and (b) has been approved by the Required Purchaser/Lenders.

“Non-Defaulting Purchaser/Lender” means, at any time, each Purchaser/Lender that is not a Defaulting Purchaser/Lender at such time.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates for which the same long-term senior unsecured and uncredit-enhanced debt securities rating is used in the determination of whether such Person is a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and such Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Originator” means each Person from time to time party to the Transfer Agreement as an “Originator” thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment, Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.04).

“Outstanding Balance” means, at any time, with respect to any Receivable, the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the SPE.

“Parent” means Phillips 66, a Delaware corporation.

“Parent Group” has the meaning set forth in Section 7.03(c).

“Participant” has the meaning set forth in Section 12.06(d).

“Participant Register” has the meaning set forth in Section 12.06(d).

“Payment Recipient” has the meaning assigned to it in Section 10.13.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, in each case, as amended from time to time.

“Performance Guarantor” means Parent.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Permitted Liens” means (i) the interest in favor of the SPE created pursuant to the Transfer Agreement and the interest in favor of the Administrative Agent (for the benefit of the Secured Parties) created pursuant to this Agreement, (ii) the rights of any Collection Bank arising in the Collections under any Account Control Agreement, (iii) liens for Taxes, fees, assessments and other governmental charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, and (iv) as otherwise expressly provided herein.

“Permitted Linked Account” means each account listed on Schedule II to this Agreement as a Permitted Linked Account.

“Person” means any individual, natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.

“PINACLE Agreement” means a separate written agreement between the SPE and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.

“Plan” any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pool Report” means each Monthly Report and Weekly Report.

“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

“Prime Rate” means the interest rate per annum publicly announced from time to time by the Administrative Agent at its main offices in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchaser/Lenders” means the financial institutions named on Schedule I and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Purchaser/Lender.

“Purchaser/Lender Party” means each Purchaser/Lender, the Structuring Agent and the Administrative Agent.

“Ratings Event” means, at any time of determination, two or more of the following events has occurred and is continuing: (a) the Parent’s senior unsecured debt rating by S&P is below BB-, (b) the Parent’s senior unsecured debt rating by Moody’s is below Ba3, or (c) upon the Parent obtaining a senior unsecured debt rating from Fitch, the Parent’s senior unsecured debt rating by Fitch is below BB-.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, the SPE (as assignee of an Originator) or the Administrative Agent (on behalf of the Purchaser/Lenders and as assignee of the SPE), arising from such Originator’s continental United States refining, midstream, and commercial operations, as identified by the Originator’s company codes and customer identification numbers as set forth on Schedule IV, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto; provided, however, that (a) if any change to any such company code or customer identification number or in any SPE-Related Party’s use thereof (including for financial accounting purposes) after the Closing Date would exclude from “Receivable” any such right to payment of a monetary obligation that would otherwise constitute a Receivable prior to such change, then (i) such change shall not be effective for purposes of this definition unless the Administrative Agent has consented to such change in writing, such consent not to be unreasonably withheld, conditioned or delayed, and (ii) any such right to payment of a monetary obligation that is included in the calculation of the Capital Coverage Amount as reported in any Pool Report or Investment/Loan Request shall constitute a “Receivable” and (b) subject to clause (a) above, no Excluded Receivable shall constitute a “Receivable”. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) to the SPE pursuant to the Transfer Agreement (including both Sold Receivables and Unsold Receivables).

“Recipient” means (a) the Administrative Agent and (b) any Purchaser/Lender, as applicable.

“Reduction Notice” means a letter in substantially the form of Exhibit B hereto delivered by the SPE to the Administrative Agent and the Purchaser/Lenders pursuant to Section 2.03(d).

“Register” has the meaning set forth in Section 12.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Rights” has the meaning set forth in the Transfer Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the SPE’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that may evidence such Receivable;

(c) all letter of credit rights, other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all of the SPE’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e) all books and records of the SPE and each Originator to the extent related solely to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box, Collection Account and Cash Dominion Administration Account into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);

(f) all of the SPE’s rights, interests and claims under the Transfer Agreement and the other Transaction Documents; and

(g) all Collections and other proceeds (as defined in the UCC) of such Receivable or any of the foregoing.

“Release” has the meaning set forth in Section 3.01(a).

“Relief Proceeding” means any proceeding seeking a decree or order for relief before any court or other Official Body in respect of any Person or Subsidiary thereof in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Person or Subsidiary thereof for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

“Removal Effective Date” has the meaning set forth in Section 10.06(b).

“Reportable Event” means a “reportable event” as that term is defined in Section 4043 of ERISA or the regulations issued thereunder.

“Required Capital Amount” means $25,000,000.

“Required Purchaser/Lenders” means:

(a) if there exists fewer than three (3)Purchaser/Lenders, all Purchaser/Lenders (other than any Defaulting Purchaser/Lender); and

(b) if there exist three (3) or more Purchaser/Lenders, Purchaser/Lenders (other than any Defaulting Purchaser/Lender) having more than 50% of the aggregate amount of (i) the Commitments of the Purchaser/Lenders (excluding any Defaulting Purchaser/Lender) or, (ii) after termination of the Commitments, the outstanding Capital of the Purchaser/Lenders (excluding any Defaulting Purchaser/Lender).

“Resignation Effective Date” has the meaning set forth in Section 10.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” has the meaning set forth in Section 7.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means at any time, a country, purported country or territory which is itself the subject or target of any Sanctions (including, as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union or any European Union member state in which the Parent or any of its Subsidiaries conducts business, His Majesty’s Treasury of the United Kingdom, or by the Government of Canada, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state in which the Parent or any of its Subsidiaries conducts business, the Government of Canada or His Majesty’s Treasury of the United Kingdom.

“Scheduled Termination Date” means ~~September 28, 2026~~August 19, 2027, as such date may be extended pursuant to Section 2.12.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Second Amendment Date” means April 1, 2025

“Secured Parties” means each Purchaser/Lender Party, each SPE Indemnified Party and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05.

“Securities Act” means the Securities Act of 1933.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amounts” has the meaning set forth in Section 11.03.

“Servicer Indemnified Party” has the meaning set forth in Section 11.03.

“Servicing Fee” means the fee referred to in Section 8.06(a).

“Servicing Fee Rate” means 1.00% per annum.

“Settlement Date” means (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, each Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (it being understood that the Administrative Agent may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“SMBC” means Sumitomo Mitsui Banking Corporation.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Adjustment” means ten basis points (0.10%).~~

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) all Pool Receivables specified from time to time as “Sold Receivables” on the Investment/Loan Requests delivered with respect to all Investments made hereunder and (ii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the SPE pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 3.01(a).

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE” has the meaning specified in the preamble to this Agreement.

“SPE Collateral” has the meaning set forth in Section 2.10(a).

“SPE Guaranty” has the meaning set forth in Section 2.09(a).

“SPE Indemnified Amounts” has the meaning set forth in Section 11.02.

“SPE Indemnified Party” has the meaning set forth in Section 11.02.

“SPE Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the SPE to any Secured Party, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include all Capital and Yield, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, yield, fees and other obligations that accrue after the commencement of any Relief Proceeding with respect to the SPE (in each case whether or not allowed as a claim in such proceeding).

“SPE-Related Party” means each of the SPE, the Servicer, the Performance Guarantor, the Parent, the Originators and any other Affiliate of the Parent from time to time party to this Agreement, the Transfer Agreement, the Account Control Agreement, or the Performance Guaranty.

“SPE’s Net Worth” means, at any time, an amount equal to (a) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (b) the sum of (i) the Aggregate Capital at such time, plus (ii) the Aggregate Yield at such time, plus (iii) the aggregate accrued and unpaid Fees at such time, plus (iv) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (v) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (vi) without duplication, the aggregate accrued and unpaid other SPE Obligations at such time.

“Statements” has the meaning set forth in Section 6.01(cc).

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Sub-Servicer” has the meaning set forth in Section 8.01(d).

“Subordinated Note” has the meaning set forth in the Transfer Agreement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Supplemental Investment/Loan Acceptance” has the meaning set forth in Section 2.03(h).

“Supplemental Investment/Loan Request” has the meaning set forth in Section 2.03(h).

“Supporting Assets” means all Sold Assets and all SPE Collateral.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the Facility Limit is terminated in whole pursuant to Section 2.03(e), (c) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.02 and (d) the date on which all Commitments and Uncommitted Amounts have been reduced to zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Yield Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a term of one month, as such rate is published by the Term SOFR Administrator, on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $175,000,000.

“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (b) the Adjusted Net Receivables Pool Balance at such time.

“Total Uncommitted Amount” means, at any time, the aggregate Uncommitted Amounts of all Purchaser/Lenders at such time as set forth on Schedule I.

“Transaction Documents” means this Agreement, the Transfer Agreement, the Account Control Agreements, each Fee Letter, each Subordinated Note, the Performance Guaranty and all other material certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Transfer Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, among the Originators and the SPE.

“Transfer Termination Event” means the occurrence of any event or circumstance (including the occurrence of the “Sale and Contribution Termination Date” under the Transfer Agreement) that causes any Originator to cease selling or contributing Receivables to the SPE thereunder; provided, however, that an Originator ceasing to be a party to a Transfer Agreement pursuant to Section 8.2(b)(ii) thereof, or otherwise with the prior written consent of the SPE and the Administrative Agent, shall not constitute a Transfer Termination Event.

“Truist” means Truist Bank.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Amount” means, at any time and with respect to any Purchaser/Lender, the maximum amount which such Purchaser/Lender may, in its sole and absolute discretion, lend or pay hereunder on account of any Loan or Investment above such Purchaser/Lender’s Commitment as set forth on Schedule I.

“Uncommitted Capital” means, with respect to any Purchaser/Lender, the aggregate Capital paid or lent to, or on behalf of, the SPE in connection with all Uncommitted Investments or Uncommitted Loans made by such Purchaser/Lender.

“Uncommitted Investment” means any payment of Capital by a Purchaser/Lender to the SPE pursuant to Section 2.03(h).

“Uncommitted Investment/Loan Acceptance” has the meaning set forth in Section 2.03(h).

“Uncommitted Loan” means any Loan, other than a Committed Loan, made by a Purchaser/Lender to the SPE pursuant to Section 2.03(h).

“Undrawn Fee” has the meaning set forth in the Fee Letters.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(g)(ii)(B)(III).

“Volcker Rule” has the meaning set forth in Section 6.01(k).

“Voting Stock” means capital stock of the Parent that is entitled to vote in the election of the board of directors of the Parent (other than any such capital stock having such rights only upon the occurrence of a contingency that has not yet occurred).

“Weekly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-2.

“Weekly Reporting Date” means the third Business Day of each calendar week.

“Withholding Agent” means any SPE-Related Party and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield” means, for any Capital, the amount of interest or yield accrued on such Capital in accordance with this Agreement.

“Yield Period” means, with respect to any Capital, (a) before the Termination Date: (i) initially, the period commencing on (and including) the date such Capital is funded through an Investment hereunder (or in the case of any fees payable hereunder, commencing on (and including) the Closing Date) and ending on (and including) the last day of the calendar month in which such Capital was funded and (ii) thereafter, each period commencing on (and including) the first day of a calendar month and ending on (and including) the last day of such calendar month and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent or, in the absence of any such selection, each period determined pursuant to clause (a) above notwithstanding the occurrence of the Termination Date.

“Yield Rate” means, subject to Sections 2.04 and 2.05, for any day in any Yield Period for any Capital (or portion thereof):

(a) if no Event of Default is then continuing and the Administrative Agent has not elected (in its sole discretion) for the Yield Rate for such Loan (or all Loans) to be determined pursuant to clause (b) below, ~~the sum of (i)~~ either (x) if the SPE has elected for such Capital to accrue interest by reference to the Term SOFR Rate during such Yield Period in accordance with Section 2.04(d)(i), the Term SOFR Rate for such Yield Period, or (y) in any other case (including if no such election has been made), Daily 1M SOFR, ~~plus (ii) the SOFR Adjustment~~; or

(b) if an Event of Default is then continuing and the Administrative Agent elects (in its sole discretion) for the Yield Rate for such Loan (or all Loans) to be determined pursuant to this clause (b), the greater of (x) ~~the sum of the~~ Daily 1M SOFR ~~plus the SOFR Adjustment~~, and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 2.04(f)).

For the avoidance of doubt, any election by the Administrative Agent pursuant to clause (b) above shall have immediate effect, and if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Yield Rate for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 2.04(f)).

“Yield Reserve Percentage” means at any time of determination:

1.50 x DSO x (BR + SFR)

360

where:

BR	=	the Base Rate at such time;

DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR	=	the Servicing Fee Rate.

SECTION 1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Transaction Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Transaction Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Transaction Document, means this Agreement or such other Transaction Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Transaction Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Transaction Document are included for convenience and shall not affect the interpretation of this Agreement or such Transaction Document; and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

SECTION 1.03 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.01(cc). Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the SPE or the Required Purchaser/Lenders shall so request, the Administrative Agent, the Purchaser/Lenders and the SPE shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Purchaser/Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. For the avoidance of doubt, this Section 1.03 and any changes in GAAP or other accounting principles contemplated by this Section shall not affect or modify any computation or determination of the Days’ Sales Outstanding, Default Ratio, Delinquency Ratio, Dilution Ratio, Total Reserves or any input to, or component of, any of the foregoing.

SECTION 1.04 Benchmark Replacement Notification; Rates. Section 2.05(d) provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the SPE or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the SPE, any Purchaser/Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERMS OF THE INVESTMENTS AND LOANS

SECTION 2.01 Purchase Facility.

(a) Investments. Upon a request by the SPE pursuant to Section 2.03, and on the terms and subject to the conditions hereinafter set forth, the Purchaser/Lenders shall (or, with respect to Uncommitted Investments, may), ratably in accordance with their respective Commitments (or, with respect to Uncommitted Investments, in accordance with Section 2.03(h)(iv)), severally and not jointly, make payments of Capital to the SPE from time to time during the period from the Closing Date to the Termination Date. Each such payment of Capital by a Purchaser/Lender to the SPE shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser/Lender be obligated to make any such Investment if any applicable condition precedent set forth in Section 5.02 is not satisfied with respect to such Investment.

(b) Sale of Receivables and Other Sold Assets. In consideration of the Purchaser/Lenders’ respective agreements to make Investments in accordance with the terms hereof, the SPE, on each date on which an Investment or Release occurs, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchaser/Lenders according to their Investment Capital as increased or reduced from time to time hereunder), all of the SPE’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to the Sold Receivables and (iii) all proceeds of the foregoing. Such sales, assignments and transfers by the SPE shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.

(c) Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that each transfer and conveyance of the SPE’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchaser/Lenders according to their Investment Capital as increased or reduced from time to time hereunder) pursuant to this Agreement shall constitute a purchase and sale (and not only a pledge for collateral security), and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d), 2.03(d) and 12.11). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 2.03(d), 2.08, 2.09 or 2.10 or any rights, interests, liabilities or obligations of any party hereunder or under any other Transaction Document.

(d) Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sale, assignment, transfer and conveyance set forth in Section 2.01(b) does not constitute, and is not intended to result in, the creation or an assumption by the Administrative Agent or any Purchaser/Lender of any obligation or liability of the SPE, any Originator, the Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the SPE, the Originators, the Servicer and such other Persons, as applicable.

(e) Selection, Designation and Reporting of Sold Receivables. The SPE (or the Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the SPE shall select Sold Receivables from the Pool Receivables and the SPE shall transfer pursuant to Section 2.01(b) 100% of its interest in such Sold Receivables, and (ii) the SPE shall not select Sold Receivables in a manner that results in the aggregate Outstanding Balance of Sold Receivables exceeding the Aggregate Investment Capital at the time of selection. The SPE shall maintain (or cause the Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The SPE and Servicer shall cause (i) all Sold Receivables to be identified on each Investment/Loan Request in accordance with Section 2.03(a) and (ii) the aggregate Outstanding Balance of each Obligor’s Sold Receivables to be identified on each Monthly Report delivered hereunder.

SECTION 2.02 Loan Facility Upon a request by the SPE pursuant to Section 2.03, and on the terms and subject to the conditions hereinafter set forth, the Purchaser/Lenders shall (or, with respect to Uncommitted Loans, may), ratably in accordance with their respective Commitments (or, with respect to Uncommitted Investments, in accordance with Section 2.03(h)(iv)), severally and not jointly, make Loans to the SPE from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Purchaser/Lender be obligated to make any such Loan if any applicable condition precedent set forth in Section 5.02 is not satisfied with respect to such Loan.

SECTION 2.03 Making Investments and Loans; Repayment of Capital.

(a) Each Investment or Loan hereunder shall be made at the written request of the SPE delivered to the Administrative Agent and each Purchaser/Lender in the form of an Investment/Loan Request attached hereto as Exhibit A; provided that, at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the SPE has entered into a PINACLE Agreement, then any request for an Investment or Loan made by the SPE using PINACLE shall constitute an Investment/Loan Request.

Each Investment/Loan Request (1) shall be made by the SPE no later than (x) in the case of an Investment/Loan Request for a Committed Investment or Committed Loan, (i) if made pursuant to PINACLE, 3:00 p.m. Eastern Time on the proposed date of such Investment or Loan, or (~~y~~ii ) ~~in the case of any other Investment/Loan Request~~otherwise, 12:00 p.m. Eastern Time on the proposed date of such Investment or Loan or (y) in the case of an Investment/Loan Request for any Uncommitted Investment or Uncommitted Loan, (i) if made pursuant to PINACLE, 2:00 p.m. Eastern Time two (2) Business Days before the proposed date of such Uncommitted Investment or Uncommitted Loan, or (ii) otherwise, 2:00 p.m. Eastern Time two (2) Business Days before the proposed date of such Uncommitted Investment or Uncommitted Loan; provided that any Investment/Loan Request made after such applicable time shall be deemed to have been made on the following Business Day, and (2) shall specify (i) whether the SPE is requesting an Investment or a Loan, (ii) the amount of Capital requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (iii) other than for an Investment/Loan Request made pursuant to PINACLE, the allocation of such amount among the Purchaser/Lenders, which shall be ratable based on the Commitments or Uncommitted Amounts, as applicable, (iv) the account to which the proceeds of such Investment or Loan shall be distributed and (v) the date such requested Investment or Loan is to be made, which shall be a Business Day. If an Investment/Loan Request is deemed to have been made on the following Business Day pursuant to the parentheticals above and such Investment/Loan Request requests an Investment or Loan to be made prior to such following Business Day, such Investment/Loan Request shall be deemed to request that such Investment or Loan be made on such following Business Day.

(b) On the date of each Investment or Loan specified in the applicable Investment/Loan Request, each Purchaser/Lender shall, upon satisfaction of the applicable conditions set forth in Section 5.02 and pursuant to the other conditions set forth herein, remit to the Administrative Agent in same day funds ~~an aggregate amount (which shall constitute the Capital of such Investment or Loan) equal to the amount of such Investment or Loan requested, at the account set forth in the related Investment/Loan Request.~~ to the account specified by the Administrative Agent for such purpose, such Purchaser/Lender’s ratable share of the Capital of such Investment or Loan (as determined pursuant to Section 2.01(a) and 2.02) such that the

Administrative Agent is able to, and the Administrative Agent shall, to the extent the Purchaser/Lenders have made funds available to it for such purpose and subject to Section 5.02 and the other conditions set forth herein, fund the Capital of such Investment or Loan to the SPE on the date of such Investment or Loan at the account set forth in the related Investment/Loan Request; provided that if any Purchaser/Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds such Purchaser/Lender’s portion of such Capital on the date thereof, and such Purchaser/Lender shall be subject to the repayment obligation in Section 3.04(a).

(c) Each Purchaser/Lender’s obligation shall be several, such that the failure of any Purchaser/Lender to make available to the Administrative Agent or the SPE any funds in connection with any Investment or Loan shall not relieve any other Purchaser/Lender of its obligation, if any, hereunder to make funds available on the date such Investment or Loan is requested (it being understood, that no Purchaser/Lender shall be responsible for the failure of any other Purchaser/Lender to make funds available to the Administrative Agent or the SPE in connection with any Investment or Loan hereunder).

(d) The SPE shall repay in full the Aggregate Capital, together with all accrued and unpaid Yield, Fees and other SPE Obligations on the Final Maturity Date. Prior thereto, the SPE shall, on each Settlement Date and not later than two (2) Business Days after delivery of any Pool Report that demonstrates the existence of a Capital Coverage Amount Deficit, make a prepayment of the outstanding Capital of the Purchaser/Lenders to the extent required to eliminate any Capital Coverage Amount Deficit if required under Section 3.01. Notwithstanding the foregoing, the SPE, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Purchaser/Lenders (i) on any Business Day if, at such time (A) PNC (or an Affiliate thereof) is the Administrative Agent, (B) the SPE has entered into a PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, that any such prepayment made with PINACLE after 4:00 p.m. Eastern Time on any day shall be deemed to have been made on the next occurring Business Day, or (ii) upon same-day written notice by delivering to the Administrative Agent and each Purchaser/Lender a Reduction Notice in the form attached hereto as Exhibit B no later than 12:00 p.m. Eastern Time on the proposed Business Day of such prepayment (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day); provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000 ~~and~~, (ii) any accrued Yield and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date and (iii) each such prepayment shall be allocated first to Uncommitted Capital until the Aggregate Uncommitted Capital has been reduced to $0 and then to the remaining Committed Capital; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Capital Coverage Amount Deficit existing at such time to zero. All prepayments pursuant to this Section shall be accompanied by any associated indemnity payments due under Section 4.02. In connection with any repayment of Capital (whether mandatory or voluntary), the SPE shall notify the Administrative Agent and each Purchaser/Lender in writing (including in the related Reduction Notice) as to whether such repayment (or any portion thereof) shall be allocated to the repayment of Investment Capital or Loan Capital; provided, however, that (x) in the absence of such notification by the SPE, (A) the Administrative Agent may (but shall not be obligated to) in its discretion allocate any such repayment of Capital (or portion thereof) to the repayment of Investment Capital or Loan Capital, and such allocation by the Administrative Agent shall be conclusive and binding absent manifest error, and (B) if the Administrative Agent does not make such allocation, such repayment shall first be allocated to the repayment of Loan Capital until reduced to zero ($0), and any remaining amount of such repayment shall then be allocated to the repayment of Investment Capital, and (y) repayments shall be allocated such that neither the Aggregate Investment Capital nor the Aggregate Loan Capital is reduced below zero ($0).

(e) The SPE may, at any time upon at least five (5) Business Days’ prior written notice to the Administrative Agent (who will promptly notify each Purchaser/Lender), terminate the Facility Limit and/or Total Uncommitted Amount in whole or ratably reduce the Facility Limit ~~in part~~and/or Total Uncommitted Amount in part; provided, that, notwithstanding the foregoing, if, after giving effect to any reduction, the Total Uncommitted Amount is greater than $0, the Facility Limit shall be no less than $500,000,000. Each partial reduction in the Facility Limit and/or Total Uncommitted Amount shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit and/or Total Uncommitted Amount to an amount less than $100,000,000. In connection with any partial reduction in the Facility Limit and/or Total Uncommitted Amount, the Commitment and/or Uncommitted Amount, as applicable, of each Purchaser/Lender shall be ratably reduced. If the Facility Limit and/or Total Uncommitted Amount is terminated in whole, the Commitment and/or Uncommitted Amount, as applicable, of each Purchaser/Lender shall be reduced to zero. All prepayments pursuant to this Section shall be accompanied by any associated indemnity payments due under Section 4.02.

(f) In connection with any reduction of the Commitments and/or Uncommitted Amounts, the SPE shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchaser/Lenders, cash in an amount sufficient to pay (A) Capital of each Purchaser/Lender in excess of the Commitment and/or Uncommitted Amount, as applicable, of such Purchaser/Lender and (B) all other outstanding SPE Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments and/or Uncommitted Amounts, as applicable, being effected to the amount of the Commitments and/or Uncommitted Amounts, as applicable, prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding SPE Obligations is allocable solely to that portion of the Commitments and/or Uncommitted Amounts, as applicable, being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated indemnity payments due under Section 4.02. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding SPE Obligations with respect to such reduction, including any associated indemnity payments due under Section 4.02, by paying such amounts to the Purchaser/Lenders.

(g) So long as no Event of Default has occurred and is continuing, upon notice to the Administrative Agent and each Purchaser/Lender, the SPE may from time to time request an increase in the Commitment with respect to one or more Purchaser/Lenders, at any time following the Closing Date and prior to the Termination Date, such aggregate increase in such Purchaser/Lenders’ Commitments to be an amount (for all such requests or additions) not exceeding $250,000,000; provided, that each request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice with respect to any Purchaser/Lender, the SPE (in consultation with the Administrative Agent and the Purchaser/Lenders) shall specify the time period within which such Purchaser/Lenders and the Administrative Agent are requested to respond to the SPE’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent and the Purchaser/Lenders). In respect of any Purchaser/Lender, each of such Purchaser/Lender being asked to increase its Commitment and the Administrative Agent shall notify the SPE and the Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Purchaser/Lender’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser/Lender’s Commitment. For the avoidance of doubt, only the consent of the Purchaser/Lender then being asked to increase its Commitment and the Administrative Agent shall be required in order to approve any such request. If the Commitment of any Purchaser/Lender is increased in accordance with this clause (g), the Administrative Agent, the Purchaser/Lenders, the SPE and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and the corresponding increase in the Facility Limit and, if applicable, rebalance Capital among the Purchaser/Lenders such that after giving effect thereto, the aggregate outstanding Capital of the Purchaser/Lenders is distributed ratably among the Purchaser/Lenders; it being understood and agreed that the Administrative Agent or any Purchaser/Lender increasing its Commitment pursuant to this clause (g) may request any of (x) resolutions approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the SPE and the Servicer and (z) such other documents, agreements and opinions reasonably requested by such Purchaser/Lender or the Administrative Agent.

(h) Solely to the extent that each Purchaser/Lender’s outstanding Committed Capital is, or on the proposed date of such Uncommitted Investment or Uncommitted Loan will be, equal to each such Purchaser/Lender’s Commitment and upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, the SPE may submit an Investment/Loan Request for an Uncommitted Investment or Uncommitted Loan in accordance with the terms of clause (a) above, and the Purchaser/Lenders may, in their sole and absolute discretion, and subject to the terms and conditions of this Agreement, remit to the Administrative Agent in same day funds to the account specified by the Administrative Agent for such purpose an aggregate amount equal in each instance to the lesser of: (i) the amount of Capital requested by SPE under Section 2.03(a), and (ii) the largest amount that will not cause, (x) with respect to any Purchaser/Lender, such Purchaser/Lender’s total Uncommitted Capital to exceed such Purchaser/Lender’s Uncommitted Amount, (y) the Aggregate Uncommitted Capital to exceed the Total Uncommitted Amount or (z) a Capital Coverage Amount Deficit to exist. Each Uncommitted Investment or Uncommitted Loan, if any, made pursuant to this Section 2.03(h) shall be in an amount at least equal to $1,000,000 and, in each case, in integral multiples of $100,000 in excess thereof. At no time shall any Purchaser/Lender have any obligation or commitment to make any Uncommitted Investment or Uncommitted Loan and any Uncommitted Investment or Uncommitted Loan shall be at the sole and absolute discretion of each Purchaser/Lender.

(i) Each Purchaser/Lender shall notify the SPE and the Administrative Agent in writing no later than 12:00 p.m. Eastern Time one (1) Business Day before the proposed date of such Uncommitted Investment or Uncommitted Loan whether or not such Purchaser/Lender has determined, in its sole and absolute discretion, to make the requested Uncommitted Investment or Uncommitted Loan pursuant to the related Investment/Loan Request and subject to the conditions set forth in this Agreement (each such written acceptance of the related Investment/Loan Request with respect to any Purchaser/Lender pursuant to this clause (i), an “Uncommitted Investment/Loan Acceptance”); provided, however, that the failure of any Purchaser/Lender to so notify the SPE and the Administrative Agent, by the applicable time on the proposed date of such Uncommitted Investment or Uncommitted Loan of the determination of such Purchaser/Lender shall be deemed a rejection by such Purchaser/Lender to make such requested Uncommitted Investment or Uncommitted Loan.

(ii) In the event that one or more Purchaser/Lenders reject (or is deemed to have rejected) any requested Uncommitted Investment or Uncommitted Loan (any such Purchaser/Lender, solely with respect to the related Investment/Loan Request for an Uncommitted Investment or Uncommitted Loan, a “Rejecting Purchaser/Lender” ), the SPE may send a written request (each such request, a “Supplemental Investment/Loan Request” ) to the Administrative Agent and the other Purchaser/Lenders that agreed to fund such Uncommitted Investment or Uncommitted Loan (any such Purchaser/Lender, solely with respect to the related Investment/Loan Request for an Uncommitted Investment or Uncommitted Loan, an “Accepting Purchaser/Lender”), no later than 2:00 p.m. Eastern Time two (2) Business Days before the proposed date of any supplemental Uncommitted Investment or Uncommitted Loan, requesting that each Accepting Purchaser/Lender make an additional Uncommitted Investment or Uncommitted Loan in accordance with the Supplemental Investment/Loan Request in an amount equal to such Accepting Purchaser/Lender’s percentage of the aggregate amount requested to be purchased by all Rejecting Purchaser/Lenders, which Supplemental Investment/Loan Request shall specify (w) the amount that each Accepting Purchaser/Lender has agreed, pursuant to the applicable Uncommitted Investment/Loan Acceptance, to pay to the SPE on the proposed date of such Uncommitted Investment or Uncommitted Loan, (x) each Accepting Purchaser/Lender’s percentage of the aggregate amount requested to be purchased by all Rejecting Purchaser/Lenders in the applicable Investment/Loan Request for an Uncommitted Investment or Uncommitted Loan and (y) the additional amount that the SPE is requesting each Accepting Purchaser/Lender to pay to the SPE, pursuant to the applicable Supplemental Investment/Loan Request .

(iii) Each Accepting Purchaser/Lender shall notify the SPE and the Administrative Agent in writing no later than 12:00 p.m. Eastern Time one (1) Business Day before the proposed date of such Uncommitted Investment or Uncommitted Loan whether or not such Purchaser/Lender, in its sole and absolute discretion, will make the requested Uncommitted Investment or Uncommitted Loan pursuant to the Supplemental Investment/Loan Request and subject to the conditions set forth in this Agreement (each such written acceptance of a Supplemental Investment/Loan Request with respect to any Accepting Purchaser/Lender, a “Supplemental Investment/Loan Acceptance”).

(iv) If any Purchaser/Lender agrees to fund the related Investment/Loan Request for an Uncommitted Investment or Uncommitted Loan or Supplemental Investment/Loan Request pursuant to this Section 2.03(h) subject to the terms and conditions hereof, such Purchaser/Lender shall remit such Uncommitted Investment or Uncommitted Loan to the Administrative Agent in same day funds to the account specified by the Administrative Agent for such purpose to the amount of such Uncommitted Investment or Uncommitted Loan that such Purchaser/Lender has agreed to fund, such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Purchaser/Lenders have made funds available to it for such purpose and subject to Section 5.02 and the other conditions set forth herein, fund the Capital of such Uncommitted Investment or Uncommitted Loan to the SPE on the date of such Uncommitted Investment or Uncommitted Loan at the account set forth in the related Investment/Loan Request or Supplemental Investment/Loan Request.

(v) Any Purchaser/Lender with outstanding Uncommitted Capital may deliver written notice to the SPE and the Administrative Agent of its intent to cease maintaining all or any portion of such Uncommitted Capital, which notice shall be delivered at least five (5) Business Days before the next Monthly Settlement Date, and the SPE shall repay such Uncommitted Capital on such Monthly Settlement Date (or, if such notice is delivered less than five (5) Business Days before such Monthly Settlement Date, on the next succeeding Monthly Settlement Date) in accordance with Section 3.01(a).

(vi) Notwithstanding the foregoing, the SPE shall not request any Purchaser/Lender to make any Uncommitted Investment or Uncommitted Loan under this Section 2.03(h) pursuant to an Investment/Loan Request, Supplemental Investment/Loan Request or otherwise that would cause such Purchaser/Lender’ s Uncommitted Investment or Uncommitted Loan to exceed such Purchaser/Lender’s Uncommitted Amount.

(vii) No Purchaser/Lender shall (x) be obligated to make any Uncommitted Investment or Uncommitted Loan, (y) be obligated to make any commitment with respect to any Uncommitted Investment or Uncommitted Loan or (z) be responsible for the failure of any other Purchaser/Lender to make funds available in connection with any Uncommitted Investment or Uncommitted Loan.

SECTION 2.04 Yield and Fees.

(a) Fees. On each Settlement Date, the SPE shall, in accordance with the terms and priorities for payment set forth in Section 3.01(a), pay to each Purchaser/Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the SPE, the Purchaser/Lenders and/or the Administrative Agent or the Structuring Agent (each such fee letter agreement is collectively referred to herein as the “Fee Letter”); provided, however, that any Defaulting Purchaser/Lender’s right to receive Undrawn Fees shall be subject to the terms of Section 2.07.

All computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(b) Yield and Fees. The Capital of each Purchaser/Lender shall accrue interest on each day when such Capital remains outstanding at the then-applicable Yield Rate for such Capital. The SPE shall pay all Yield and Fees accrued during each Yield Period on the first Settlement Date occurring after the end of such Yield Period in accordance with the terms and priorities for payment set forth in Section 3.01(a). For the avoidance of doubt, Yield accrued during each Yield Period shall be due and payable on the first Settlement Date after such Yield Period without regard to the availability of Collections for payment thereof.

(c) Highest Lawful Rate. If at any time the designated rate of interest (including the Yield Rate for such purpose) applicable to any Purchaser/Lender’s Capital exceeds such Purchaser/Lender’s highest lawful rate, the rate of interest (including the Yield Rate for such purpose) on such Purchaser/Lender’s Capital shall be limited to such Purchaser/Lender’s highest lawful rate.

(d) Selection of Term SOFR Rate; Rate Quotations.

(i) So long as no Event of Default is continuing, the SPE may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Capital to accrue yield or interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Yield Period; provided, however, that no such election shall be made for less than a full Yield Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than three (3) Business Days prior to the first day of the affected Yield Period. Any such portion of the Aggregate Capital that is subject to such an election shall be apportioned among the respective Purchaser/Lenders’ Capital ratably. Notwithstanding the foregoing, each Capital Tranche accruing interest by reference to the Term SOFR Rate shall be not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, in the event of any conflict between the SPE’s election pursuant to this clause (i) and rate of interest applied pursuant to the definition of “Yield Rate,” the definition of “Yield Rate” shall control.

(ii) The SPE may call the Administrative Agent on or before the date on which an Investment/Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Purchaser/Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(e) Conforming Changes Relating to Daily 1M SOFR and the Term SOFR Rate. With respect to the use or administration of Daily 1M SOFR and the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, the Administrative Agent shall provide notice to the SPE and the Purchaser/Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

(f) Yield and Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Purchaser/Lenders to the Administrative Agent:

(i) Yield Rate. The Yield Rate applicable to any Capital shall be increased by 2.00% per annum;

(ii) Other Obligations. Each other obligation (other than payments in respect of Subordinated Notes) of any SPE-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and

(iii) Acknowledgment. The SPE acknowledges that the increase in rates referred to in this Section 2.04(f) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Purchaser/Lenders are entitled to additional compensation for such risk; and all such interest or yield shall be payable upon demand by Administrative Agent or (if earlier) on the first Settlement Date occurring after such interest or yield accrues.

SECTION 2.05 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a) Unascertainable; Increased Costs. If, at any time:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or Daily 1M SOFR, as applicable, cannot be determined pursuant to the definition thereof; or

(ii) the Administrative Agent is advised by the Required Purchaser/Lenders that for any reason Daily 1M SOFR or the Term SOFR Rate does not adequately and fairly reflect the cost to such Purchaser/Lender of funding, establishing or maintaining such Purchaser/Lender’s Capital during the applicable Yield Period or that Daily 1M SOFR does not adequately and fairly reflect the cost to such Purchaser/Lender of funding, establishing or maintaining such Purchaser/Lender’s Capital;

then the Administrative Agent shall have the rights specified in Section 2.05(c).

(b) Illegality. If at any time any Purchaser/Lender shall have determined or any Official Body shall have asserted that the making, maintenance or funding of any Capital (or an Investment or Loan thereof) accruing interest by reference to Daily 1M SOFR or the Term SOFR Rate or the determination or charging of yield or interest by reference to Daily 1M SOFR or the Term SOFR Rate has been made unlawful, by compliance by such Purchaser/Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 2.05(c).

(c) Administrative Agent’s and Purchaser/Lender’s Rights. In the case of any event specified in Section 2.05(a), the Administrative Agent shall promptly so notify the Purchaser/Lenders and the SPE thereof, and in the case of an event specified in Section 2.05(b), such Purchaser/Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Purchaser/Lenders and the SPE.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Purchaser/Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Purchaser/Lender, in the case of such notice given by such Purchaser/Lender, to allow the SPE to select or renew any Capital accruing Yield by reference to Daily 1M SOFR or the Term SOFR Rate, as applicable, shall be suspended (to the extent of the affected Yield Rate or Yield Period) until the Administrative Agent shall have later notified the SPE, or such Purchaser/Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Purchaser/Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

Upon a determination by the Administrative Agent under Section 2.05(a), (A) if the SPE has previously delivered an Investment/Loan Request for an affected Investment or Loan that has not yet been made, such Investment/Loan Request shall be deemed to request an Investment or Loan of Base Rate Capital, and (B) any outstanding affected Capital accruing yield or interest by reference to Daily 1M SOFR shall automatically be converted into Base Rate Capital and (C) any outstanding affected Capital accruing yield or interest by reference to the Term SOFR Rate shall be deemed to have been converted into Base Rate Capital at the end of the applicable Yield Period.

If any Purchaser/Lender notifies the Administrative Agent of a determination under Section 2.05(b) above, the SPE shall, subject to the SPE’s indemnification obligations under Section 4.02, as to any Capital of the Purchaser/Lender to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice prepay such Capital. Absent due notice from the SPE of prepayment, such Capital shall automatically be converted to Base Rate Capital upon such specified date.

(d) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such

Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser/Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser/Lenders comprising the Required Purchaser/Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the SPE and the Purchaser/Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the SPE of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser/Lender (or group of Purchaser/Lenders) pursuant to this Section 2.05(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 2.05(d).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may, in consultation with the SPE, modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the SPE’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Daily 1M SOFR or the Term SOFR Rate, the SPE may revoke any pending request for an Investment or Loan of Capital accruing Yield based on such rate and, failing that, the SPE will be deemed to have converted any such request into a request for Base Rate Capital. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi) Definitions. As used in this Section 2.05(d):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark (a) is Daily 1M SOFR, one month, and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Rate applicable to any Capital or the length of a yield or interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Yield Period” pursuant to clause (iv) of this Section 2.05(d).

“Benchmark” means, initially, SOFR, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) ~~the sum of: (A)~~ Daily Simple SOFR ~~and (B) the SOFR Adjustment~~; and

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the SPE, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; provided, further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the SPE, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or a rate based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.05(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.05(d).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M SOFR or the Term SOFR Rate, as applicable, or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

SECTION 2.06 Records of Investments and Loans. Each Purchaser/Lender shall record in its records, the date and amount of each Investment or Loan made by such Purchaser/Lender hereunder, the interest or yield rate with respect thereto, the Yield accrued thereon and each repayment and payment thereof. Subject to Section 12.06(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the SPE hereunder or under the other Transaction Documents to repay the Capital of each Purchaser/Lender, together with all Yield accruing thereon and all other SPE Obligations.

SECTION 2.07 Defaulting Purchaser/Lenders.

(a) Defaulting Purchaser/Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser/Lender becomes a Defaulting Purchaser/Lender, then, until such time as such Purchaser/Lender is no longer a Defaulting Purchaser/Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Purchaser/Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Purchaser/Lenders.

(ii) Defaulting Purchaser/Lender Waterfall. Any payment of capital, principal, interest, yield, fees or other amounts received by the Administrative Agent for the account of such Defaulting Purchaser/Lender (whether voluntary or mandatory, at maturity, pursuant to Section 3.01(a) or otherwise) or received by the Administrative Agent from a Defaulting Purchaser/Lender pursuant to Section 9.02(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Purchaser/Lender to the Administrative Agent hereunder; second, as the SPE may request (so long as no Potential Default or Event of Default exists), to the funding of any Investment or Loan in respect of which such Defaulting Purchaser/Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the SPE, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Purchaser/Lender’s potential future funding obligations with respect to Investments or Loans under this Agreement; fourth, to the payment of any amounts owing to the Purchaser/Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Purchaser/Lender against such Defaulting Purchaser/Lender as a result of such Defaulting Purchaser/Lender’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the SPE as a result of any judgment of a court of competent jurisdiction obtained by the SPE against such Defaulting Purchaser/Lender as a result of such Defaulting Purchaser/Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser/Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of Capital of any Investments or Loans in respect of which such Defaulting Purchaser/Lender has not fully funded its appropriate share, and (y) such Investments or Loans were made at a time when the conditions specified in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Investments or Loans of all Non-Defaulting Purchaser/Lenders on a pro rata basis prior to being applied to the payment of any Investments or Loans of such Defaulting Purchaser/Lender until such time as all Committed Investments and Committed Loans are held by the Purchaser/Lenders pro rata in accordance with the Commitments and all Uncommitted Investments and Uncommitted Loans are held ratably in accordance with the proportions in which they were advanced. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser/Lender that are applied (or held) to pay amounts owed by a Defaulting Purchaser/Lender pursuant to this Section 2.07(a)(ii) shall be deemed paid to and redirected by such Defaulting Purchaser/Lender, and each Purchaser/Lender irrevocably consents hereto.

(iii) Certain Fees. Notwithstanding anything to the contrary in the applicable Fee Letter, no Defaulting Purchaser/Lender shall be entitled to receive any Undrawn Fee accrued for any period during which that Purchaser/Lender is a Defaulting Purchaser/Lender (and the SPE shall not be required to pay any such Undrawn Fee that otherwise would have been required to have been paid to that Defaulting Purchaser/Lender).

(b) Defaulting Purchaser/Lender Cure. If the SPE and the Administrative Agent agree in writing that a Purchaser/Lender is no longer a Defaulting Purchaser/Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Purchaser/Lender will, to the extent applicable, purchase at par that portion of outstanding Portion of the other Purchaser/Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Aggregate Capital, Aggregate Investment Capital and Aggregate Loan Capital, in each case, to be held pro rata by the Purchaser/Lenders in accordance with the Commitments, and to cause all Uncommitted Investments and Uncommitted Loans to be held ratably in accordance with the proportions in which they were advanced, whereupon such Purchaser/Lender will cease to be a Defaulting Purchaser/Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the SPE while that Purchaser/Lender was a Defaulting Purchaser/Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser/Lender to Purchaser/Lender will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser/Lender’s having been a Defaulting Purchaser/Lender.

SECTION 2.08 Security Interest in Sold Assets.

(a) If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchaser/Lenders) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 12.11), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the SPE to the Administrative Agent (for the ratable benefit of the Purchaser/Lenders) to secure the payment and performance of all the SPE’s obligations to the Administrative Agent, the Purchaser/Lenders and the other Secured Parties hereunder and under the other Transaction Documents (including all SPE Obligations). Therefore, as security for the performance by the SPE of all the terms, covenants and agreements on the part of the SPE to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other SPE Obligations, the SPE hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing first priority security interest in, all of the SPE’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

(b) The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC.

(c) For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 2.08 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the SPE’s grant of security interest pursuant to Section 2.10, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 2.08 or Section 2.10, and (iii) subject to the foregoing clauses (i) and (ii), this Section 2.08 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).

SECTION 2.09 Secured Guaranty by SPE.

(a) Guaranty of Payment. The SPE hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser/Lender, the Administrative Agent and the other Secured Parties, subject to the immediately following sentence, the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “SPE Guaranty”). For the avoidance of doubt, the SPE Guaranty is not intended to, and shall not, directly or indirectly, impose any obligation on any Originator or the Servicer to the extent such obligation would constitute recourse to any Originator or the Servicer for non-payment or delay in payment of any Pool Receivables by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or would otherwise constitute Excluded Losses (as defined in the Transfer Agreement). The SPE Guaranty is a guaranty of payment and performance and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of the SPE hereunder in respect to the SPE Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then such obligations of the SPE shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).

(b) Unconditional Guaranty. The obligations of the SPE under the SPE Guaranty are absolute, irrevocable, and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of all Guaranteed Obligations). The SPE agrees that the SPE Guaranty may be enforced by the Administrative Agent or the Purchaser/Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the SPE Obligations or otherwise, and the SPE hereby waives the right to require the Administrative Agent or the Purchaser/Lenders to make demand on or proceed against any Obligor (or request any Originator, the Servicer or the Performance Guarantor to do so as provided under the Transaction Documents) or any other Person or to require the Administrative Agent or the Purchaser/Lenders to pursue any other remedy or enforce any other right. The SPE further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchaser/Lenders from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the SPE Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the SPE’s obligations under the SPE Guaranty; it being the purpose and intent of the SPE that its obligations under the SPE Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the SPE Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Servicer or the Performance Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Servicer or the Performance Guarantor. The SPE hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser/Lender on the SPE Guaranty or acceptance of the SPE Guaranty. All dealings between any Obligor, any Purchaser/Lender Party, on the one hand, and the Administrative Agent and the Purchaser/Lenders, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the SPE Guaranty. The SPE Guaranty and the obligations of the SPE under the SPE Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser/Lender shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Supporting Assets, (F) any defenses, set-offs or counterclaims which any Purchaser/Lender Party or any Obligor may allege or assert against the Administrative Agent or any Purchaser/Lender in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (other than payment in full of all Guaranteed Obligations), and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the SPE as an obligor in respect of the Sold Assets or the Guaranteed Obligations.

(c) Modifications. The SPE agrees, for purposes of the SPE Guaranty, and not for any other purpose under the Transaction Documents, that: (i) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (ii) none of the Purchaser/Lenders or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (iii) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (iv) any Obligor, any Purchaser/Lender Party and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (v) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (vi) any deposit balance for the credit of any Obligor, any Purchaser/Lender Party or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the SPE, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

(d) Waiver of Rights. The SPE expressly waives as defenses to enforcement of the SPE Guaranty (and not for any other purposes under the Transaction Documents) to the fullest extent permitted by applicable Law: (i) notice of acceptance of the SPE Guaranty by the Purchaser/Lenders and the Administrative Agent; (ii) presentment and demand for payment or performance of any of the Guaranteed Obligations; (iii) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (iv) notice of the Purchaser/Lenders or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchaser/Lenders or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (v) except as expressly set forth herein or in the other Transaction Documents, all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the SPE might otherwise be entitled; (vi) any right to require the Administrative Agent or any Purchaser/Lender as a condition of payment or performance by the SPE, to (A) proceed against any Obligor (or request any Originator, the Servicer, or the Performance Guarantor to do so as provided under the Transaction Documents) or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchaser/Lenders or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchaser/Lenders whatsoever; (vii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (viii) any defense based upon any applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (ix) any defense based upon the Administrative Agent’s or any Purchaser/Lender’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (x) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the SPE’s liability under the SPE Guaranty or the enforcement of the SPE Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchaser/Lenders protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (xi) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the SPE Guaranty.

(e) Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the SPE under this Section 2.09 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the SPE agrees that it will indemnify Administrative Agent and each Purchaser/Lender on demand for all reasonable and documented out-of-pocket costs and expenses incurred by such Person hereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, in each case, in accordance with Section 11.02 hereof.

(f) Remedies. The SPE agrees that, as between the SPE, on the one hand, and Administrative Agent and the Purchaser/Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the SPE.

(g) Subrogation. The SPE hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchaser/Lenders and the other Secured Parties against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full and the Final Payout Date has occurred. The SPE further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser/Lender may have against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.

(h) Inducement. The Purchaser/Lenders have been induced to make the Investments and Loans under this Agreement in part based upon the SPE Guaranty and that the SPE desires that the SPE Guaranty be honored and enforced as separate obligations of the SPE, should Administrative Agent and the Purchaser/Lenders desire to do so.

SECTION 2.10 Security Interest.

(a) To secure the prompt payment of the Investments, the Loans, the Guaranteed Obligations, the SPE Guaranty, and all other SPE Obligations and the performance by the SPE of all the terms, covenants and agreements to be performed under this Agreement or any other Transaction Document, the SPE hereby grants to the Administrative Agent, for the benefit of the Purchaser/Lenders and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the SPE, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “SPE Collateral”): (A) all Unsold Receivables, (B) all Related Security with respect to such Unsold Receivables, (C) the Lock-Boxes, Collection Accounts and Cash Dominion Administration Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes, Collection Accounts and Cash Dominion Administration Accounts and amounts on deposit therein, (D) all rights of the SPE under the Transfer Agreement; (E) all other personal and fixture property or assets of the SPE of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b) The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the SPE Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC.

(c) For the avoidance of doubt, the grant of security interest pursuant to this Section 2.10 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b), or the SPE’s grant of security interest pursuant to Section 2.08.

SECTION 2.11 Authorization to File Financing Statements; Further Assurances. The SPE hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Promptly upon request, the SPE shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser/Lender deems appropriate to evidence or perfect its ownership or security interest and lien on any of the Supporting Assets, or otherwise to give effect to the intent of Sections 2.01, 2.08, 2.09 and 2.10.

SECTION 2.12 Extension of Scheduled Termination Date. The SPE may, no more frequently than once each year, request the Purchaser/Lenders to extend the date set forth in the definition of “Scheduled Termination Date” with respect to the Commitments (the “Commitment Termination Date”) and/or the Uncommitted Amounts (the “Uncommitted Amount Termination Date”) for a period of 364 days past the then applicable Commitment Termination Date or Uncommitted Amount Termination Date, respectively, by delivering written notice to the Administrative Agent, with such extension to become effective as of the date one or more Purchaser/Lenders shall in their sole discretion consent to such extension. Any such request shall be subject to the following conditions: (i) at no time will any Commitment or Uncommitted Amount of any Purchaser/Lender have a term of more than 364 days and, if any such request would result in a term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such term will not exceed 364 days, (ii) none of the Purchaser/Lenders will have any obligation to extend any Commitment or Uncommitted Amount, (iii) any such extension of the Commitment Termination Date or Uncommitted Amount Termination Date will be effective only upon the written agreement of, at least one Purchaser/Lender and the SPE, ~~and~~ (iv) any request for such extension shall be made not more than one hundred twenty (120) nor less than forty-five (45) days prior to the then current and applicable Commitment Termination Date or Uncommitted Amount Termination Date and (v) the Uncommitted Amount Termination Date shall not be extended to occur at any time after the Commitment Termination Date. The Administrative Agent will respond to any such request within thirty (30) days but in any event no earlier than ninety (90) days prior to the then current Commitment Termination Date or Uncommitted Amount Termination Date, provided, that the Administrative Agent’s failure to respond within such period shall be deemed to be a rejection of the requested extension. A Purchaser/Lender may elect to extend its Commitment without extending its Uncommitted Amount.

ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 3.01 Settlement Procedures.

(a) So long as the Administrative Agent has not taken dominion and control of the Collection Accounts, the Servicer shall hold in trust (which amounts held in trust may be commingled with other funds of the Servicer and its Affiliates (a) in such Collection Accounts as permitted herein or (b) in a Permitted Linked Account) for the benefit of the Secured Parties (or, if so requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default, segregate in a separate account reasonably approved by the Administrative

Agent, which shall be an account maintained and/or controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are actually received by the Servicer or the SPE or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may (A) release to the SPE from Collections received on SPE Collateral the amount (if any) necessary to pay the purchase price for Receivables purchased by the SPE on such date in accordance with the terms of the Transfer Agreement and (B) release to the SPE all or a portion of Collections received on Sold Assets in exchange for the SPE designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on SPE’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the SPE to the Administrative Agent (for the ratable benefit of the Purchaser/Lenders) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Release”). On each Settlement Date, the Servicer (so long as the Administrative Agent has not taken exclusive control of the Collection Accounts) shall distribute such Collections (or, following its assumption of exclusive control of the Collection Accounts following the occurrence and during the continuation of an Event of Default, the Administrative Agent shall distribute all Collections then on deposit in the Collection Accounts or the Cash Dominion Administration Accounts, as applicable) in the following order of priority:

(i) first, to the Servicer for the payment of all unpaid Servicing Fees accrued up to (but not including) such Settlement Date;

(ii) second, to the Administrative Agent for further distribution to each Purchaser/Lender and other Purchaser/Lender Party (ratably, based on the amount then due and owing), (w) all unpaid Yield accrued on such Purchaser/Lender’s Capital with respect to the Yield Period most recently ended prior to such Settlement Date, (x) all unpaid Fees accrued up to (but not including) such Settlement Date, (y) any indemnity payments under Section 4.02 due to such Purchaser/Lender and other Purchaser/Lender Party, and (z) any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments;

(iii) third, as set forth in clause (A), (B) or (C) below, as applicable:

(A) prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Amount Deficit exists on such date~~, to~~ :

(1) to the Administrative Agent for further distribution to the Purchaser/Lenders (ratably, based on the aggregate outstanding Uncommitted Capital of each Purchaser/Lender at such time) for the payment of a portion of the outstanding Aggregate Uncommitted Capital at such time, in an aggregate amount equal to the lesser of (x) the Aggregate Uncommitted Capital at such time and (y) the amount necessary to reduce the Capital Coverage Amount Deficit to zero ($0); and

(2) to the Administrative Agent for further distribution to the Purchaser/Lenders (ratably, based on the aggregate outstanding Committed Capital of each Purchaser/Lender at such time) for the payment of a portion of the outstanding Aggregate Committed Capital at such time, in an aggregate amount equal to the amount necessary to reduce the remaining Capital Coverage Amount Deficit, if any, to zero ($0);

(B) on and after the occurrence of the Termination Date:

(1) to the Administrative Agent for further distribution to the Purchaser/Lenders (ratably, based on the aggregate outstanding Uncommitted Capital of each Purchaser/Lender at such time) for the payment in full of the aggregate outstanding Uncommitted Capital of such Purchaser/Lender at such time; and

(2) ~~(B) on and after the occurrence of the Termination Date,~~ to the Administrative Agent for further distribution to the Purchaser/Lenders (ratably, based on the aggregate outstanding Committed Capital of each Purchaser/Lender at such time) for the payment in full of the aggregate outstanding Committed Capital of such Purchaser/Lender at such time; or

(C) prior to the occurrence of the Termination Date, at the election of the SPE and in accordance with Section 2.03(d)~~,~~ :

(1) to the Administrative Agent for further distribution the Purchaser/Lenders (ratably, based on the aggregate outstanding Uncommitted Capital of each Purchaser/Lender at such time) for the payment of all or any portion of the outstanding Uncommitted Capital of the Purchaser/Lenders at such time; and

(2) to the Administrative Agent for further distribution the Purchaser/Lenders (ratably, based on the aggregate outstanding Committed Capital of each Purchaser/Lender at such time) for the payment of all or any portion of the outstanding Committed Capital of the Purchaser/Lenders at such time;

(iv) fourth, to the Administrative Agent for further distribution to the Secured Parties (ratably, based on the amount due and owing at such time), for the payment of all other SPE Obligations then due and owing by the SPE to the Secured Parties; and

(v) fifth, the balance, if any, to be paid to the SPE for its own account.

For the avoidance of doubt, the amounts payable at each level of priority above include all such amounts at such level of priority, whether attributable to Investments, Investment Capital, Loans or Loan Capital, on a pari passu basis.

To the extent payable in respect of Investment Capital or Yield, Fees or other amounts attributable to Investment Capital, amounts payable pursuant to each of clauses first through fourth above shall be paid (at each level of priority) first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments at such level of priority in full, from Collections on Unsold Receivables and other SPE Collateral. The SPE’s right to receive payments (if any) from time to time pursuant to clause fifth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the SPE for the SPE’s provision of the SPE Guaranty and the Purchaser/Lender Parties’ interests in the Sold Assets and the SPE Collateral. To the extent payable in respect of Loan Capital or Yield, Fees or other amounts attributable to Loan Capital, amounts payable pursuant to each of clauses first through fourth above shall be paid (at each level of priority) first from available Collections on Unsold Receivables and other SPE Collateral, and second, to the extent necessary in order to make all such payments at such level of priority in full, from Collections on Sold Receivables and other Sold Assets. Any such allocation of Collections at each level of priority pursuant to the foregoing two sentences of this paragraph shall be made by the SPE (or the Servicer on its behalf), and neither the Administrative Agent nor any Purchaser/Lender shall have any responsibility to make, or maintain records of, any such allocation. For the avoidance of doubt and notwithstanding anything to the contrary herein, nothing in this paragraph shall be construed to override or otherwise modify the priority of payments set forth in clauses (i) through (vi) above.

(b) All payments or distributions to be made by the Servicer, the SPE and any other Person to any Purchaser/Lender Party (or its respective related Secured Parties), shall be paid or distributed to the Administrative Agent for further distribution to each applicable Purchaser/Lender at such account as such Purchaser/Lender has designated in writing to the Administrative Agent from time to time. Each Purchaser/Lender, upon its receipt of any such payments or distributions, shall distribute such amounts to such ~~Purchaser’s~~Purchaser/Lender’s applicable related Secured Parties; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay each Purchaser/Lender, and each Purchaser/Lender shall pay such amounts to such Purchaser/Lender’s applicable related Secured Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such related Person) among all such related Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 3.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 3.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the SPE to the Administrative Agent for the account of any Purchaser/Lender or other Secured Party hereunder shall be deemed to constitute payment by the Servicer or the SPE directly to such Purchaser/Lender or other Secured Party. Each Purchaser/Lender shall provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations, payments and distributions to the Purchaser/Lenders and other Secured Parties hereunder.

(c) If and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the SPE and, accordingly, the Administrative Agent or such other Secured Party, as the case may be, shall have a claim against the SPE for such amount.

(d) For the purposes of this Section 3.01:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any SPE-Related Party or (C) any setoff, counterclaim or dispute between or among the SPE or any Affiliate of the SPE, an Originator or any Affiliate of an Originator, or Servicer or any Affiliate of the Servicer, and an Obligor, the SPE shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment (Collections deemed to have been received pursuant to this Section 3.01(d)(i) are hereinafter sometimes referred to as “Dilution”);

(ii) if on any day any of the representations or warranties in Section 6.01 is not true in all material respects with respect to any Pool Receivable, the SPE shall be deemed to have received on such day a Collection of such Pool Receivable in full (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii), including any Dilution, are hereinafter sometimes referred to as “Deemed Collections”);

(iii) except as provided in clauses (i) or (ii) above or otherwise required by applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables;

(iv) if and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the SPE and, accordingly, such Person shall have a claim against the SPE for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

(v) to the extent the SPE receives or is deemed to receive any Deemed Collection pursuant to Section 3.01(d)(i) and 3.01(d)(ii) above, if a Capital Coverage Amount Deficit shall exist at the time the SPE is deemed to have received such Deemed Collection, or after giving effect to the event giving rise to such Deemed Collection, the SPE shall deposit an amount necessary to eliminate any Capital Coverage Amount Deficit that exists at such time in the Collection Account (and to the extent necessary to deposit any such amount request any corresponding amount owing from an Originator or Servicer to the SPE to the extent such Originator or the Servicer is responsible for the event giving rise to such Deemed Collection).

SECTION 3.02 Payments and Computations, Etc. (a) All amounts to be paid by the SPE or the Servicer to any Secured Party hereunder shall be paid no later than 12:00 p.m. Eastern Time on the day when due in same day funds to the Administrative Agent for the account of such Secured Party at the account specified by the Administrative Agent for such purpose.

(b) Each of the SPE and the Servicer shall, to the extent permitted by applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

(c) Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 3.03 Sharing of Payments by Purchaser/Lenders. If any Purchaser/Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or any other right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest or yield on any of its Investments, Loans or Capital or other obligations hereunder resulting in such Purchaser/Lender’s receiving payment of a proportion of the aggregate amount of its Capital and accrued Yield thereon or other such obligations greater than the pro-rata share of the amount such Purchaser/Lender is entitled thereto, then the Purchaser/Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Investments or Loans (and related Capital) and such other obligations of the other Purchaser/Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Purchaser/Lenders ratably in accordance with the aggregate amount of Capital of and accrued Yield on their respective Investments, Loans and other amounts owing them, provided that:

if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery; and

the provisions of this Section 3.03 shall not be construed to apply to (x) any payment made by the SPE-Related Parties pursuant to and in accordance with the express terms of the Transaction Documents or (y) any payment obtained by a Purchaser/Lender as consideration for the assignment of or sale of a participation in any of its Capital.

Each SPE-Related Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Purchaser/Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each SPE-Related Party rights of setoff and counterclaim in accordance with this Agreement with respect to such participation as fully as if such Purchaser/Lender were a direct creditor of each SPE-Related Party in the amount of such participation.

SECTION 3.04 Administrative Agent’s Clawback.

(a) Funding by Purchaser/Lenders; Presumption by Administrative Agent. Unless either (i) the Administrative Agent shall have received notice from a Purchaser/Lender, prior to the proposed date of any Investment or Loan, that such Purchaser/Lender will not make available to the Administrative Agent such Purchaser/Lender’s share of such Investment or Loan or, (ii) solely with respect to any Uncommitted Loan or Uncommitted Investment, such Purchaser/Lender has been deemed to have rejected the request to make such Uncommitted Loan or Uncommitted Investment in accordance with Section 2.03(h)(i), the Administrative Agent may assume that such Purchaser/Lender has made such share available on such date in accordance with Section 2.03. In such event, if a Purchaser/Lender has not in fact made its share of the applicable Investment or Loan available to the Administrative Agent, then the applicable Purchaser/Lender and the SPE severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the SPE to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Purchaser/Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the SPE, the Yield Rate applicable to Base Rate Capitals. If the SPE and such Purchaser/Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the SPE the amount of such interest paid by the SPE for such period. If such Purchaser/Lender pays its share of the applicable Investment or Loan to the Administrative Agent, then the amount so paid shall constitute such Purchaser/Lender’s share included in such Investment or Loan. Any payment by the SPE shall be without prejudice to any claim the SPE may have against a Purchaser/Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by SPE; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the SPE prior to the date on which any payment is due to the Administrative Agent for the account of the Purchaser/Lenders or any other Secured Parties hereunder that the SPE will not make such payment, the Administrative Agent may assume that the SPE has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Purchaser/Lenders the amount due. In such event, if the SPE has not in fact made such payment, then each of the Purchaser/Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Purchaser/Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 4.01 Increased Costs

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Purchaser/Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Purchaser/Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Investments or Loans made by such Purchaser/Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Purchaser/Lender or such other Recipient of making, converting to, continuing or maintaining any Investment or Loan or of maintaining its obligation to make any such Investment or Loan, or to reduce the amount of any sum received or receivable by such Purchaser/Lender or other Recipient hereunder (whether of Capital, principal, interest, Yield or any other amount) then, upon request of such Purchaser/Lender or other Recipient, the SPE will pay to such Purchaser/Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Purchaser/Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Purchaser/Lender determines in good faith that any Change in Law affecting such Purchaser/Lender or any Lending Office of such Purchaser/Lender or such Purchaser/Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Purchaser/Lender’s capital or on the capital of such Purchaser/Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Purchaser/Lender or the Investments or Loans made by such Purchaser/Lender, to a level below that which such Purchaser/Lender or such Purchaser/Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Purchaser/Lender’s policies and the policies of such Purchaser/Lender’s holding company with respect to capital adequacy), then from time to time the SPE will pay to such Purchaser/Lender such additional amount or amounts as will compensate such Purchaser/Lender or such Purchaser/Lender’s holding company for any such reduction suffered; provided that such Purchaser/Lender is generally seeking compensation from similarly situated obligors under similar credit facilities (to the extent such Purchaser/Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.

(c) Certificates for Reimbursement. A certificate of a Purchaser/Lender setting forth the amount or amounts necessary to compensate such Purchaser/Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the SPE shall be conclusive absent manifest error. The SPE shall pay such Purchaser/Lender the amount shown as due on any such certificate on the first Settlement Date occurring ten (10) or more days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Purchaser/Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Purchaser/Lender’s right to demand such compensation, provided that the SPE shall not be required to compensate a Purchaser/Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Purchaser/Lender notifies the SPE of the Change in Law giving rise to such increased costs or reductions and of such Purchaser/Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.02 Indemnity for Funding Losses. In addition to the compensation or payments required by Section 4.01 or Section 4.03, the SPE shall indemnify each Purchaser/Lender against all liabilities, losses or expenses actually incurred (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Purchaser/Lender sustains or incurs as a consequence of any payment, prepayment, or renewal of any Capital to which the Term SOFR Rate applies on a day other than a Monthly Settlement Date (whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due);

(a) attempt by the SPE to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Investment/Loan Request or notice relating to prepayments under Section 2.03(d) or failure by the SPE (for a reason other than the failure of such Purchaser/Lender to fund an Investment) to prepay or borrow any Capital on the date or in the amount notified by the SPE; or

(b) any assignment of Capital then accruing Yield based on the Term SOFR Rate on a day other than the last day of the Yield Period therefor as a result of a request by the SPE pursuant to Section 4.04.

If any Purchaser/Lender sustains or incurs any such loss or expense, it shall from time to time notify the SPE of the amount determined in good faith by such Purchaser/Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser/Lender shall deem reasonable) to be necessary to indemnify such Purchaser/Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the SPE to such Purchaser/Lender on the first Settlement Date occurring after such notice is given or, if such amount is payable due to clause (a) or (c) above, then on the date of such payment, prepayment, renewal or assignment so long as such notice has been given on or prior to such date.

SECTION 4.03 Taxes.

(a) [Reserved].

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the SPE under any Transaction Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the SPE shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.03(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the SPE. The SPE shall timely pay to the relevant Official Body in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(d) Indemnification by the SPE. The SPE shall indemnify each Recipient, on the next Settlement Date occurring ten (10) or more days after demand therefor, for the full amount of any (i) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the SPE by a Purchaser/Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Purchaser/Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Purchaser/Lenders. Each Purchaser/Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser/Lender (but only to the extent that the SPE has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the SPE to do so), (ii) any Taxes attributable to such Purchaser/Lender’s failure to comply with the provisions of Section 12.06(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Purchaser/Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Purchaser/Lender by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser/Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser/Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Purchaser/Lender from any other source against any amount due to the Administrative Agent under this Section 4.03(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the SPE to an Official Body pursuant to this Section 4.03, the SPE shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Purchaser/Lenders.

(i) Any Purchaser/Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the SPE and the Administrative Agent, at the time or times reasonably requested by the SPE or the Administrative Agent, such properly completed and executed documentation reasonably requested by the SPE or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser/Lender, if reasonably requested by the SPE or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the SPE or the Administrative Agent as will enable the SPE or the Administrative Agent to determine whether or not such Purchaser/Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(g)(ii)(A), 4.03(g)(ii)(B) and 4.03(h)) shall not be required if, in the Purchaser/Lender’s reasonable judgment, such completion, execution or submission would subject such Purchaser/Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser/Lender.

(ii) Without limiting the generality of the foregoing, in the event that the SPE is a U.S. Person:

(A) any Purchaser/Lender that is a U.S. Person shall deliver to the SPE and the Administrative Agent on or prior to the date on which such Purchaser/Lender becomes a Purchaser/Lender under this Agreement (and from time to time thereafter upon the reasonable request of the SPE or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Purchaser/Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Purchaser/Lender shall, to the extent it is legally entitled to do so, deliver to the SPE and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser/Lender becomes a Purchaser/Lender under this Agreement (and from time to time thereafter upon the reasonable request of the SPE or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Purchaser/Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Purchaser/Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Purchaser/Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the SPE (or P66 Company, the regarded owner of the SPE for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the SPE (or P66 Company, the regarded owner of the SPE for U.S. federal income tax purposes) described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable); or

(IV) to the extent a Foreign Purchaser/Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser/Lender is a partnership and one or more direct or indirect partners of such Foreign Purchaser/Lender are claiming the portfolio interest exemption, such Foreign Purchaser/Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Purchaser/Lender shall, to the extent it is legally entitled to do so, deliver to the SPE and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser/Lender becomes a Purchaser/Lender under this Agreement (and from time to time thereafter upon the reasonable request of the SPE or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the SPE or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Purchaser/Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser/Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser/Lender shall deliver to the SPE and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the SPE or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the SPE or the Administrative Agent as may be necessary for the SPE and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser/Lender has complied with such Purchaser/Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser/Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the SPE and the Administrative Agent in writing of its legal inability to do so.

(h) On or prior to the date on which it becomes the Administrative Agent under this Agreement, (i) the Administrative Agent shall deliver to the SPE a copy of an executed Internal Revenue Service Form W-9 (if it is a U.S. Person), (ii) if the Administrative Agent is not a U.S. Person, Internal Revenue Service Form W-8ECI with respect to any payments to be received on its own behalf and Internal Revenue Service Form W-8IMY (or any applicable successor forms) (certifying that it is either a “qualified intermediary” within the meaning of United States Treasury Regulations Section 1.1441-1(e)(5) that has assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code, or a “U.S. branch” within the meaning of United States Treasury Regulations Section 1.1441-1(b)(2)(iv) that is treated as a U.S. Person for purposes of withholding obligations under the Code) with respect to amounts received on account of any Purchaser/Lender or (iii) if any Event of Default has occurred prior to the date on which it becomes the Administrative Agent under this Agreement, an Administrative Agent that is not a U.S. Person may provide any properly completed Form W-8 (or successor form)).

(i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 4.03(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.03(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.03(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) Survival. Each party’s obligations under this Section 4.03 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser/Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all SPE Obligations.

SECTION 4.04 Replacement of a Purchaser/Lender. If any Purchaser/Lender requests compensation under Section 4.01, or if the SPE is required to pay any Indemnified Taxes or additional amounts to any Purchaser/Lender or any Official Body for the account of any Purchaser/Lender pursuant to Section 4.03 and, in each case, such Purchaser/Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.05, or if any Purchaser/Lender is a Defaulting Purchaser/Lender or a Non-Consenting Purchaser/Lender, or any Purchaser/Lenders shall fail to agree to extend the Scheduled Termination Date pursuant to Section 2.12, then the SPE may, at its sole expense, upon notice to such Purchaser/Lender and the Administrative Agent, require such Purchaser/Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.03) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Purchaser/Lender, if a Purchaser/Lender accepts such assignment); provided that:

(a) the SPE shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.06;

(b) such Purchaser/Lender shall have received payment of an amount equal to the outstanding Capital of its Investments and Loans, accrued Yield thereon, accrued Fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 4.02) from the assignee (to the extent of such outstanding Capital, principal and accrued interest, Yield and fees) or the SPE (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 4.01 or payments required to be made pursuant to Section 4.03, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Law; and

(e) in the case of any assignment resulting from a Purchaser/Lender becoming a Non-Consenting Purchaser/Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Purchaser/Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Purchaser/Lender or otherwise, the circumstances entitling the SPE to require such assignment and delegation cease to apply.

SECTION 4.05 Designation of a Different Lending Office. If any Purchaser/Lender requests compensation under Section 4.01, or the SPE is or will be required to pay any Indemnified Taxes or additional amounts to any Purchaser/Lender or any Official Body for the account of any Purchaser/Lender pursuant to Section 4.03, then such Purchaser/Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Investments or Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Purchaser/Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, as the case may be, in the future, and (ii) would not subject such Purchaser/Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser/Lender. The SPE hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser/Lender in connection with any such designation or assignment.

ARTICLE V

CONDITIONS TO EFFECTIVENESS, INVESTMENTS AND LOANS

SECTION 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC financing statements, certificates and other deliverables listed on the closing memorandum attached as Exhibit G hereto, in each case, in form and substance reasonably acceptable to the Administrative Agent and (b) all fees and expenses payable by the SPE on the Closing Date to the Purchaser/Lender Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 5.02 Conditions Precedent to All Investments and Loans. Each Investment and Loan hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) the SPE shall have delivered to the Administrative Agent and each Purchaser/Lender an Investment/Loan Request for such Investment or Loan, in accordance with Section 2.03(a);

(b) the Servicer shall have delivered to the Administrative Agent and each Purchaser/Lender all Pool Reports required to be delivered hereunder on or prior to the date of such Investment or Loan; and

(c) on the date of such Investment or Loan the following statements shall be true and correct (and upon the occurrence of such Investment or Loan, the SPE and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i) the representations and warranties of the SPE and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Investment or Loan as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such Investment or Loan;

(iii) no Capital Coverage Amount Deficit exists or would exist after giving effect to such Investment or Loan;

(iv) immediately after giving effect to such Investment or Loan, (i) if there are or will be any Uncommitted Investments or Uncommitted Loans outstanding, no Purchaser/Lender’ s aggregate outstanding Capital will exceed the sum of (A) such Purchaser/Lender’ s Commitment on such day plus (B) such Purchaser/Lender’s Uncommitted Amount on such day or (ii) otherwise, no Purchaser/Lender’s aggregate outstanding Capital will exceed such Purchaser/Lender’s Commitment;

(v) solely with respect to an Uncommitted Investment or Uncommitted Loan, each Purchaser/Lender’s aggregate outstanding Committed Capital is, or on such day will be, greater than or equal to each such Purchaser/Lender’s Commitment;

(vi) ~~(v)~~ the Termination Date has not occurred; and

(vii) ~~(vi)~~ the aggregate Outstanding Balance of all Sold Receivables does not exceed the Aggregate Investment Capital.

SECTION 5.03 Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) after giving effect to such Release, the Servicer shall be holding in trust (which amounts held in trust may be commingled with other funds of the Servicer and its Affiliates (a) in a Collection Account as permitted herein or (b) in a Permitted Linked Account) for the benefit of the Secured Parties (or, if so requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default, segregate in a separate account reasonably approved by the Administrative Agent, which shall be an account maintained and/or controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion) (or, if the Administrative Agent has taken exclusive control of the Collection Accounts as contemplated by Section 8.03, the Administrative Agent shall be holding in such Collection Accounts or any Cash Dominion Administration Account(s)) an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield, Fees and indemnification payments under Section 4.02, in each case, through the date of such Release, (y) the amount of any Capital Coverage Amount Deficit as of such date, and (z) the amount of all other accrued and unpaid SPE Obligations through the date of such Release;

(b) the SPE shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the SPE in accordance with the terms of the Transfer Agreement; and

(c) on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the SPE and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i) the representations and warranties of the SPE and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default has occurred and is continuing, and no Event of Default would result from such Release; and

(iii) the Termination Date has not occurred.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01 Representations and Warranties of the SPE. The SPE represents and warrants to each Purchaser/Lender Party as of the Closing Date, on each Settlement Date and on each day that an Investment, Loan or Release shall have occurred:

(a) Organization and Good Standing. The SPE is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The SPE is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The SPE (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Supporting Assets to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which the SPE is a party has been duly authorized, validly executed and delivered by the SPE and constitutes the legal, valid and binding obligations of the SPE, enforceable against the SPE in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the SPE is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the SPE is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of the Supporting Assets pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) materially conflict with or materially violate any applicable Law.

(f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the SPE, threatened, against the SPE before any Official Body and (ii) the SPE is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Supporting Assets by the SPE to the Administrative Agent, the ownership or acquisition by the SPE of any Pool Receivable or other Supporting Assets or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the SPE of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) is likely to be decided adversely to the SPE and individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the SPE in connection with the sale and/or grant of a security interest in the Supporting Assets to the Administrative Agent hereunder or the due execution, delivery and performance by the SPE of this Agreement or any other Transaction Document to which it is a party and the consummation by the SPE of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h) Margin Regulations. The SPE is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations U or X of the Board of Governors of the Federal Reserve System).

(i) Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the SPE is Solvent.

(j) Offices; Legal Name. As of the Closing Date, the SPE’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. As of the Closing Date, the office of the SPE is located at 2331 CityWest Blvd., Houston, Texas 77042. The legal name of the SPE is Phillips 66 Receivables LLC.

(k) Investment Company Act. The SPE is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act. The SPE is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that the SPE is not a “covered fund” under the Volcker Rule, although other exemptions and exclusions under the Investment Company Act may apply, the SPE relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption form the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(l) No Material Adverse Effect. Since the date of formation of the SPE, there has been no Material Adverse Effect with respect to the SPE.

(m) Accuracy of Information. All Pool Reports, Investment/Loan Requests, certificates, reports, statements, documents and other information (other than information of a global economic or industry nature) furnished to the Administrative Agent or any other Purchaser/Lender Party by or on behalf of the SPE pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document (as modified or supplemented by other written information so furnished), when taken as a whole, at the time the same are so furnished, did not contain as of the date the same are furnished to the Administrative Agent or such other Purchaser/Lender Party any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to (a) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the SPE represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (b) financial statements, the SPE represents only that such financial statements were prepared as represented in Section 7.01(c).

(n) Sanctions and Anti-Corruption Laws. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, each SPE-Related Party and their respective Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, each SPE-Related Party and their respective Subsidiaries and their respective officers and employees and to the knowledge of any SPE-Related Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, any SPE-Related Party or, to the knowledge of any SPE-Related Party, any of their respective directors, officers or employees, or (b) to the knowledge of any SPE-Related Party, any agent of the Parent, any SPE-Related Party or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the purchase and loan facility established hereby, is a Sanctioned Person. No proceeds of any Investment or Loan will be used in violation of this Agreement.

(o) Perfection Representations.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the SPE’s right, title and interest in, to and under the Supporting Assets which (A) security interest has been perfected and is enforceable against creditors of and Purchaser/Lenders from the SPE and (B) will be free of all Adverse Claims (other than Permitted Liens) in any Supporting Assets.

(ii) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii) The SPE owns and has good and marketable title to the Supporting Assets free and clear of any Adverse Claim of any Person other than Permitted Liens.

(iv) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the SPE pursuant to the Transfer Agreement and the SPE’s sale and grant of a security interest in the Supporting Assets to the Administrative Agent pursuant to this Agreement.

(v) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the SPE has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Supporting Assets except as permitted by this Agreement and the other Transaction Documents. The SPE has not authorized the filing of and is not aware of any financing statements filed against the SPE that include a description of collateral covering any Supporting Assets other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The SPE is not aware of any judgment lien, ERISA lien or tax lien filings against the SPE.

(vi) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(p) The Lock-Boxes and Collection Accounts.

(i) Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. Each Lock-Box and Collection Account is in the name of the SPE, and the SPE owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim other than Permitted Liens.

(iii) Perfection. The SPE has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the SPE, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

(iv) Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the SPE. Neither the SPE nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(q) Ordinary Course of Business. Each remittance of Collections by or on behalf of the SPE to the Purchaser/Lender Parties under this Agreement will have been (i) in payment of a debt incurred by the SPE in the ordinary course of business or financial affairs of the SPE and (ii) made in the ordinary course of business or financial affairs of the SPE.

(r) Compliance with Law. The SPE has complied with all applicable Laws to which it or its properties may be subject, except where the failure to do so, could not reasonably be expected to result in a Material Adverse Effect.

(s) [Reserved.]

(t) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(u) Taxes. The SPE has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges (A) being contested in good faith by appropriate proceedings, (B) as to which adequate reserves have been provided in accordance with GAAP or (C) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(v) Tax Status. The SPE (i) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The SPE is not subject to any Tax in any jurisdiction outside the United States. The SPE is not subject to material Taxes based on net income or gross receipts imposed by a state or local taxing authority.

(w) Opinions. The facts and other assumptions regarding the SPE, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth in any back-up certificate delivered by any SPE-Related Party or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x) [Reserved.]

(y) No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

(z) Liquidity Coverage Ratio. The SPE has not, does not and will not during this Agreement issue any LCR Security. The SPE further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of GAAP.

(aa) Beneficial Ownership Certificate. As of the Closing Date, to the knowledge of the SPE, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the Closing Date to any Purchaser/Lender in connection with this Agreement is true and correct in all respects.

(bb) ERISA.

(i) No Reportable Event has occurred or prohibited transaction under Section 406 of ERISA has occurred with respect to any Benefit Arrangement which could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could reasonably be expected to result in a Material Adverse Effect has occurred with respect to the Parent or any ERISA Affiliate or will occur upon the execution of this Agreement.

(ii) The Parent and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under the Pension Funding Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.

(cc) Financial Statements; Historical Statements. The SPE-Related Parties have delivered to the Administrative Agent copies of the Parent’s audited consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows, for and as of the end of the fiscal year ended December 31, 2023. In addition, the SPE-Related Parties have delivered to the Administrative Agent copies of the Parent’s unaudited consolidated interim balance sheet, statement of income or operations, shareholders’ equity and cash flows, for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2024 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Parent and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows as of such date (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes).

(dd) Securitization Transaction. The facility established by this Agreement and the other Transaction Documents constitutes a “Securitization Transaction” under and as defined in the Credit Agreement as in effect on the relevant date of determination, and such facility is permitted by the Credit Agreement.

SECTION 6.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to each Purchaser/Lender Party as of the Closing Date, on each Settlement Date and on each day that an Investment, Loan or Release shall have occurred:

(a) Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other material agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) materially conflict with or materially violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Official Body: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, except, in each case that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(g) Governmental Approvals. All authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Servicer in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party and the consummation by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Law. The Servicer (i) has maintained in effect all qualifications required under applicable Law in order to properly service the Pool Receivables and (ii) has complied in all material respects with all applicable Laws in connection with servicing the Pool Receivables.

(i) Accuracy of Information. All certificates, reports, statements, documents and other information (other than information of a global economic or industry nature) furnished to the Administrative Agent or any other Purchaser/Lender Party by or on behalf of the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document (as modified or supplemented by other written information so furnished), when taken as a whole, at the time the same are so furnished, did not contain as of the date the same are furnished to the Administrative Agent or such other Purchaser/Lender Party any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to (a) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the SPE represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (b) financial statements, the Servicer represents only that such financial statements were prepared as represented in Section 7.01(c).

(j) Location of Records. The offices where the Servicer keeps all of its master electronic records relating to the servicing of the Pool Receivables are located at 2331 CityWest Blvd., Houston, Texas 77042.

(k) Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(m) [Reserved.]

(n) Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(o) [Reserved.]

(p) No Material Adverse Effect. As of the Closing Date, since December 31, 2023, there has been no Material Adverse Effect with respect to the Servicer.

(q) Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(r) Sanctions and Anti-Corruption Laws. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, each SPE-Related Party and their respective Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, each SPE-Related Party and their respective Subsidiaries and their respective officers and employees and to the knowledge of any SPE-Related Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, any SPE-Related Party or, to the knowledge of any SPE-Related Party, any of their respective directors, officers or employees, or (b) to the knowledge of any SPE-Related Party, any agent of the Parent, any SPE-Related Party or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the purchase and loan facility established hereby, is a Sanctioned Person. No proceeds of any Investment or Loan will be used in violation of this Agreement.

(s) [Reserved.]

(t) Taxes. The Servicer has (i) timely filed all tax returns (federal, state and other) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges (A) being contested in good faith by appropriate proceedings, (B) as to which adequate reserves have been provided in accordance with GAAP, or (C) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(u) No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

(v) Opinions. The facts and assumptions regarding the SPE, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in any back-up certificate delivered by any SPE-Related Party and each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w) ERISA.

(i) No Reportable Event has occurred or prohibited transaction under Section 406 of ERISA has occurred with respect to any Benefit Arrangement which could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could reasonably be expected to result in a Material Adverse Effect has occurred with respect to the Parent or any ERISA Affiliate or will occur upon the execution of this Agreement.

(ii) The Parent and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Benefit Arrangement. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under the Pension Funding Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.

(x) Securitization Transaction. The facility established by this Agreement and the other Transaction Documents constitutes a “Securitization Transaction” under and as defined in the Credit Agreement as in effect on the relevant date of determination, and such facility is permitted by the Credit Agreement.

ARTICLE VII

COVENANTS

SECTION 7.01 Covenants of the SPE. At all times from the Closing Date until the Final Payout Date:

(a) Payment of Capital and Yield. The SPE shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the SPE hereunder in accordance with the terms of this Agreement.

(b) Existence. The SPE shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Supporting Assets.

(c) Financial Reporting. The SPE will maintain a system of accounting established and administered in accordance with GAAP, and the SPE (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Purchaser/Lender:

(i) Annual Financial Statements of the SPE. Promptly upon completion and in no event later than (x) for the fiscal year ending December 31, 2024, one hundred twenty (120) days and (y) for each fiscal year thereafter, ninety-five (95) days after the end of such fiscal year of the SPE, annual unaudited financial statements of the SPE certified by an Authorized Officer of the SPE that they fairly present in all material respects, in accordance with GAAP, the financial condition of the SPE as of the date indicated and the results of its operations for the periods indicated.

(ii) Pool Reports. (A) Not later than two Business Days before the related Monthly Settlement Date, a Monthly Report as of the most recently completed Fiscal Month and (B) not later than each Weekly Reporting Date, a Weekly Report as of the last Business Day of the preceding calendar week; provided, however, that Weekly Reports shall only be required to be delivered pursuant to this clause (B) during the continuance of a Ratings Event.

(iii) Quarterly Financial Statements of Parent. As soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Parent, the Parent’s Form 10-Q via the EDGAR system of the SEC (“EDGAR”) on the internet, which will, in each case, include a consolidated balance sheet of the Parent and its Subsidiaries, as of the end of such quarter and the related (A) consolidated statement of income for such quarter and for the portion of the Parent’s fiscal year ended at the end of such quarter, and (B) consolidated statement of cash flows for the portion of the Parent’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form (x) for the consolidated balance sheet, the figures as of the end of the Parent’s previous fiscal year, (y) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Parent’s previous fiscal year and (z) for the consolidated statement of cash flows, the figures for the corresponding portion of the Parent’s previous fiscal year, the making available of such financial statements shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and GAAP.

(iv) Annual Financial Statements of Parent. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, the Parent’s Form 10-K via EDGAR on the internet, which will in each case include an audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Ernst & Young LLP or other independent public accountants of nationally recognized standing.

(v) Compliance Certificate. Within ten (10) Business Days of making available via EDGAR the financial statements required pursuant to Sections 7.01(c)(iii) and 7.01(c)(iv), a certificate (each, a “Compliance Certificate”) of the Servicer signed by a Financial Officer of the Servicer, in the form of Exhibit F stating that no Event of Default or Potential Default exists, or if any Event of Default or Potential Default does exist, specifying the nature and extent thereof and what action the Servicer proposes to take with respect thereto.

(vi) SEC Filings and other Material Reports. Promptly upon their becoming available to the SPE, all documents filed by the Parent or any Subsidiary with the SEC; provided that such documents shall be deemed to have been furnished on the date when made available via EDGAR.

(vii) Other Information. Such other information regarding the operations, business affairs, and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Purchaser/Lender through the Administrative Agent may from time to time reasonably request.

(d) Notices. The SPE (or the Servicer on its behalf) will notify the Administrative Agent (who will notify each Purchaser/Lender) in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of the SPE setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which the SPE proposes to take with respect thereto.

(ii) [Reserved.]

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the SPE, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the SPE, could reasonably be expected to have a Material Adverse Effect.

(iv) [Reserved.]

(v) Name/Organization Changes. At least five (5) days before any change in any Originator’s or the SPE’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi) Change in Accountants or Accounting Policy. No later than ten (10) Business Days after any change in any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii) Transfer Termination Event. The occurrence of any Transfer Termination Event.

(viii) Material Adverse Change. Any Material Adverse Effect with respect to the SPE, the Servicer, the Performance Guarantor or any Originator of which the SPE or the Servicer, as applicable, has actual knowledge.

(e) Conduct of Business. The SPE will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Laws. The SPE will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g) Furnishing of Information and Inspection of Receivables. The SPE will furnish or cause to be furnished to the Administrative Agent and each of the Purchaser/Lenders from time to time such information with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or any Purchaser/Lender through the Administrative Agent may reasonably request not otherwise furnished by the Servicer. The SPE will, at the SPE’s expense, during regular business hours with at least five (5) days’ prior written notice (i) permit the Administrative Agent and each Purchaser/Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of the SPE for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or the SPE’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the SPE (provided that representatives of the SPE are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the SPE’s expense, upon at least five (5) days’ prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Supporting Assets; provided, that the SPE shall be required to reimburse the Administrative Agent and any Purchaser/Lender for only one total (1) such review pursuant to clause (i) and clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.

(h) Payments on Receivables, Collection Accounts. The SPE (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The SPE (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables and (ii) segregate such Collections from other property of the Servicer and the Originators; provided that, segregation of Collections from any Excluded Collections shall not be required unless an Event of Default or Ratings Event shall have occurred and is continuing and segregation has been required by the Administrative Agent under this Agreement. If any payments on the Pool Receivables or other Collections are received by the SPE (other than in a Collection Account), the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchaser/Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The SPE (or the Servicer on its behalf) will use commercially reasonable efforts to enforce each applicable Account Control Agreement. At all times after the Closing Date, except with respect to any Excluded Collections, the SPE shall not permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the SPE (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The SPE will not, and will not permit the Servicer, any Originator or any other Person to commingle in any Collection Account Collections or other funds to which the Administrative Agent, any Purchaser/Lender or any other Secured Party is entitled, with other funds other than Excluded Collections. The SPE shall only add or replace a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition or replacement and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. The SPE shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding anything to the contrary set forth above, if an Event of Default or Ratings Event has occurred and is continuing, upon the request of the Administrative Agent:

(i) within five (5) Business Days of the deposit of any Excluded Collections into any Collection Account (or a related Lock-Box), the SPE (or the Servicer on its behalf) shall identify the portion of funds deposited into each Collection Account (and any related Lock-Box) that represent Excluded Collections;

(ii) the SPE (or the Servicer on its behalf) shall promptly upon the occurrence of an Event of Default or a Ratings Event instruct the obligor of each Affiliate Receivable and each Excluded Receivable to cease remitting payments with respect to all Affiliate Receivables and all Excluded Receivables to any Collection Account or Lock-Box and to instead remit payments with respect thereto to any other account or lock-box (other than a Collection Account or Lock-Box or any other account owned by the SPE) from time to time identified to such obligor; and

(iii) the SPE shall take commercially reasonable efforts to cause Excluded Collections not to be deposited into any Lock-Box or Collection Account.

(i) Sales, Liens, etc. Except as otherwise provided herein, the SPE will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Liens) upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Supporting Assets, or assign any right to receive income in respect thereof.

(j) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the SPE will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the payment terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any payment term or condition of any related Contract without the prior written consent of the Administrative Agent. The SPE shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k) Change in Credit and Collection Policy. The SPE will not make any material change in the Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the SPE will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser/Lender.

(l) Fundamental Changes. The SPE shall not, without the prior written consent of the Administrative Agent and the Required Purchaser/Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any LLC Division or any other division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Law or (iii) to be directly owned by any Person other than an Originator. The SPE shall not, without the prior written consent of the Administrative Agent with at least five (5) Business Days’ prior written notice before making any change in the SPE’s name or location or make any other change in the SPE’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Required Purchaser/Lenders pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(m) Books and Records. The SPE shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n) [Reserved.]

(o) Change in Payment Instructions to Obligors. The SPE shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and, solely with respect to the replacement or termination of a Collection Account (or any related Lock-Box), the Administrative Agent shall have consented to such change in writing, such consent not to be unreasonably withheld, conditioned or delayed.

(p) Security Interest, Etc. The SPE shall (and shall cause the Servicer to), at its expense, take all action reasonably necessary to establish and maintain ownership or a valid and enforceable perfected security interest in the Supporting Assets, in each case free and clear of any Adverse Claim (other than any Permitted Liens), in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the SPE shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect-the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The SPE shall, from time to time and within the time limits established by applicable Law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest. The Administrative Agent’s approval of such filings shall authorize the SPE to file such financing statements under the UCC without the signature of the SPE, any Originator or the Administrative Agent where allowed by applicable Law. Except in connection with the Final Payout Date, notwithstanding anything else in the Transaction Documents to the contrary, the SPE shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, except as set forth in Section 2.11 hereof.

(q) Certain Agreements. Other than in connection with the Final Payout Date, without the prior written consent of the Administrative Agent and the Required Purchaser/Lenders, the SPE will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the SPE’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the SPE’s limited liability company agreement).

(r) Restricted Payments.

(i) Except pursuant to clause (ii) below, the SPE will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Indebtedness (other than any SPE Obligations), (D) lend or advance any funds or (E) repay any loans or advances (including any Subordinated Loan) to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) On any Settlement Date solely from amounts paid to the SPE for its own account pursuant to Section 3.01(a)(v) after all payments and allocations required to be made pursuant to Section 3.01(a) have been made on such Settlement Date, the SPE may declare and pay dividends to P66 Company, repay any Subordinated Note or pay interest accrued on any Subordinated Note, in each case, only so long as no Event of Default or Potential Default has occurred and is continuing or would result therefrom; provided, however, that the SPE shall not declare or pay any dividends to P66 Company if the SPE’s Net Worth would be less than the Required Capital Amount immediately after giving effect to such dividend.

(s) Other Business. The SPE will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Indebtedness of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person provided, that the SPE shall be permitted to incur de minimis obligations incidental to the day-to-day operations of the SPE (such as expenses for stationery, audits and maintenance of legal status).

(t) Use of Collections Available to the SPE. The SPE shall apply Collections available to the SPE to make payments in accordance with Section 3.01(a) or as otherwise permitted under the terms of this Agreement.

(u) Further Assurances; Change in Name or Jurisdiction of Origination, etc. The SPE hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the SPE hereby authorizes, and will, upon the request of the Administrative Agent, at the SPE’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(i) The SPE authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Supporting Assets without the signature of the SPE. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii) The SPE shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iii) The SPE will not change its name, location, identity or corporate structure unless (x) the SPE, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including the filing of all financing statements and the taking of such other action as the Administrative Agent may reasonably request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the SPE shall cause to be delivered to the Administrative Agent, an opinion, in form and substance reasonably satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v) Sanctions; Anti-Corruption Laws. The SPE will not, directly or, to the knowledge of the SPE, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Investment or Loan by each Purchaser/Lender Party under this Agreement to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.

(w) SPE’s Net Worth. The SPE shall not permit the SPE’s Net Worth to be less than the Required Capital Amount; provided that the foregoing shall not require the Performance Guarantor to make any additional capital contributions to the SPE.

(x) Taxes. The SPE will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges (A) being contested in good faith by appropriate proceedings, (B) as to which adequate reserves have been provided in accordance with GAAP, or (C) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(y) SPE’s Tax Status. The SPE shall not (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a U.S. Person for U.S. federal income tax purposes, (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) become subject to any Tax in any jurisdiction outside the United States or (iv) become subject to any material tax based on net income or gross receipts imposed by a state or local taxing authority.

(z) Liquidity Coverage Ratio. The SPE shall not issue any LCR Security.

(aa) Beneficial Ownership Certificate and Other Additional Information. The SPE will promptly furnish, or cause to be furnished, to the Administrative Agent and the Purchaser/Lenders, notice of any change in the information provided in any Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified on such certification.

(bb) Linked Accounts. Except for any Permitted Linked Account, the SPE shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, the SPE shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the SPE’s or the Servicer’s receipt of such instruction.

(cc) Commingling. The SPE (or the Servicer on its behalf) will, and will cause each Originator to, within thirty (30) days of the request of the Administrative Agent after the occurrence and during the continuation of a Ratings Event or an Event of Default, ensure that no funds deposited into the Collection Accounts constitute Excluded Collections.

SECTION 7.02 Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a) Existence. The Servicer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and rights as a corporation or other entity under the laws of the State of Delaware; provided that the foregoing shall not prohibit any merger or consolidation of the Servicer or any merger, consolidation, liquidation or dissolution of any Subsidiary, in each case, that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Servicer nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) System of Accounting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP.

(c) Notices. The Servicer will notify the Administrative Agent (who will notify each Purchaser/Lender) in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

i) Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of the Servicer setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.

(ii) [Reserved.]

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv) [Reserved.]

(v) Name/Organization Changes. At least five (5) days before any change in any Originator’s or the SPE’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi) Change in Accountants or Accounting Policy. No later than ten (10) Business Days after any change in any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii) Transfer Termination Event. The occurrence of any Transfer Termination Event.

(viii) Material Adverse Change. Any Material Adverse Effect with respect to the Servicer, the Performance Guarantor or any Originator of which the Servicer has actual knowledge.

(d) Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. The Servicer will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser/Lender from time to time such information with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or any Purchaser/Lender through the Administrative Agent may reasonably request not otherwise furnished by the SPE. The Servicer will, at the Servicer’s expense, during regular business hours with reasonable prior written notice of at least five (5) Business Days, (i) permit the Administrative Agent and each Purchaser/Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice of at least five (5) Business Days from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Supporting Assets; provided, that the Servicer shall be required to reimburse the Administrative Agent and any Purchaser/Lender for only one total (1) such review pursuant to clause (i) or clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.

(g) Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, and will cause each Originator to, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables and (ii) segregate such Collections from other property of the Servicer and the Originators; provided that, segregation of Collections from any Excluded Collections shall not be required unless an Event of Default or Ratings Event shall have occurred and segregation has been required by the Administrative Agent under this Agreement. If any payments on the Pool Receivables or other Collections are received by the SPE (other than the Collection Account), the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchaser/Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Servicer will use commercially reasonable efforts to enforce each applicable Account Control Agreement. At all times after the Closing Date, except with respect to any Excluded Collections, the Servicer shall not permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. The Servicer will not, and will not permit the SPE, any Originator or any other Person to commingle in any Collection Account Collections or other funds to which the Administrative Agent, any Purchaser/Lender or any other Secured Party is entitled, with other funds other than Excluded Collections. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. At all times after the Closing Date, the Servicer shall only add or replace a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition or replacement and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding anything to the contrary set forth above, if an Event of Default or Ratings Event has occurred and is continuing, upon the request of the Administrative Agent:

(i) within five (5) Business Days of the deposit of any Excluded Collections into any Collection Account (or a Lock-Box), the Servicer shall identify the portion of funds deposited into each Collection Account (and any related Lock-Box) that represent Excluded Collections;

(ii) the Servicer shall promptly upon the occurrence of an Event of Default or a Ratings Event instruct the obligor of each Affiliate Receivable and each Excluded Receivable to cease remitting payments with respect to all Affiliate Receivables and all Excluded Receivables to any Collection Account or Lock-Box and to instead remit payments with respect thereto to any other account or lock-box (other than a Collection Account or Lock-Box or any account owned by the SPE) from time to time identified to such obligor; and

(iii) the Servicer shall take commercially reasonable efforts to cause Excluded Collections not to be deposited into any Lock-Box or Collection Account.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the payment terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any payment term or condition of any related Contract without the prior written consent of the Administrative Agent. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Receivables, the credit quality of any Receivable, or its ability to perform its obligations under the Transaction Documents without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser/Lender.

(j) Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k) [Reserved.]

(l) Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and, solely with respect to the replacement or termination of a Collection Account (or any related Lock-Box) the Administrative Agent shall have consented to such change in writing, writing, which consent shall not be unreasonably withheld, conditioned or delayed.

(m) Security Interest, Etc. The Servicer shall, on behalf of the SPE, at its expense, take all action reasonably necessary to establish and maintain ownership or a valid and enforceable perfected security interest in the Supporting Assets, in each case free and clear of any Adverse Claim (other than any Permitted Liens) in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by applicable Law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the SPE, any Originator or the Administrative Agent where allowed by applicable Law. Except in connection with the Final Payout Date, notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n) Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o) Sanctions; Anti-Corruption Laws. The Servicer shall not, and shall cause each other SPE-Related Party to not, directly or, to the knowledge of the Servicer, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Investment or Loan by each Purchaser/Lender Party under this Agreement to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.

(p) Taxes. The Servicer will (i) timely file all federal, state, and other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all federal, state, and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges (A) being contested in good faith by appropriate proceedings, (B) as to which adequate reserves have been provided in accordance with GAAP, or (C) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(q) SPE’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the SPE (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) being subject to any Tax in any jurisdiction outside the United States or (iv) being subject to any material tax based on net income or gross receipts imposed by a state or local taxing authority.

(r) Linked Accounts. Except for any Permitted Linked Account, the Servicer shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, the Servicer shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the SPE’s or the Servicer’s receipt of such instruction.

(s) Commingling. The Servicer will, and will cause each Originator to, within thirty (30) days of the request of the Administrative Agent after the occurrence and during the continuation of a Ratings Event or an Event of Default, ensure that no funds deposited into the Collection Accounts constitute Excluded Collections.

SECTION 7.03 Separate Existence of the SPE. Each of the SPE and the Servicer hereby acknowledges that the Purchaser/Lender Parties are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the SPE’s identity as a legal entity separate from each other SPE-Related Party and their Affiliates. Therefore, each of the SPE and Servicer shall take all steps specifically required by this Agreement or reasonably required by any Purchaser/Lender Party to continue the SPE’s identity as a separate legal entity and to make it apparent to third Persons that the SPE is an entity with assets and liabilities distinct from those of each other SPE-Related Party and any other Person, and is not a division of any other SPE-Related Party or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the SPE and the Servicer shall take such actions as shall be required in order that:

(a) Special Purpose Entity. The SPE will be a special purpose company whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Supporting Assets, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b) No Other Business or Indebtedness. The SPE shall not (i) engage in any business or activity except as set forth in this Agreement or in its organizational documents or (ii) incur any Indebtedness or liability other than the SPE Obligations and as otherwise expressly permitted by the Transaction Documents.

(c) Independent Director. Not fewer than one member of the SPE’s board of directors (the “Independent Director”) shall be a natural person who (i) is not, and has not been for a period of five years prior to his or her appointment as Independent Director of the SPE, an equity holder, director, officer, manager, member, partner, officer, or employee, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the SPE or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the SPE or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group) and (iii) has (x) prior experience as an independent director or manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” means (i) each SPE-Related Party and (ii) each of their respective Affiliates.

The SPE shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the SPE, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the SPE shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The SPE’s limited liability company agreement shall provide that: (A) the SPE’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the SPE unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.

The Independent Director shall not at any time serve as a trustee in bankruptcy for any SPE-Related Party or any of their respective Affiliates.

(d) Organizational Documents. The SPE shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including Section 7.01(p).

(e) Conduct of Business. The SPE shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts.

(f) Compensation. Any employee, consultant or agent of the SPE will be compensated from the SPE’s funds for services provided to the SPE, and to the extent that SPE shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees; provided, that the foregoing shall not require Parent to make any additional capital contributions to the SPE. The SPE will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool.

(g) Servicing and Costs. The SPE will contract with the Servicer to perform for the SPE all operations required on a daily basis to service the Receivables Pool and operate the SPE’s business. Except as otherwise permitted by this Agreement, the SPE will not incur any material indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the SPE (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h) Operating Expenses. The SPE’s operating expenses will not be paid by any SPE-Related Party or any Affiliate thereof (except as permitted by this Agreement in connection with servicing the Pool Receivables).

(i) Stationery. The SPE will have its own separate stationery.

(j) Books and Records. The SPE’s books and records will be maintained separately from those of any other SPE-Related Party and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the SPE.

(k) Disclosure of Transactions. All financial statements of any SPE-Related Party or any Affiliate thereof that are consolidated to include the SPE will disclose that (i) the SPE is a special purpose consolidated Subsidiary of the Parent created for the sole purpose of consummating the transactions contemplated in the Transaction Documents, (ii) the SPE is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the SPE’s assets prior to any assets or value in the SPE becoming available to the SPE’s equity holders and (iii) the assets of the SPE, including any funds of the SPE that may be commingled with funds of any of its Affiliates for purposes of cash management and related efficiencies, are not available to pay creditors of any other SPE-Related Party or any Affiliate thereof.

(l) Segregation of Assets. The SPE’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other SPE-Related Party or any Affiliates thereof.

(m) Corporate Formalities. The SPE will strictly observe limited liability company formalities in its dealings with any other SPE-Related Party or any Affiliates thereof, and funds or other assets of the SPE will not be commingled with those of any other SPE-Related Party or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The SPE shall not maintain joint bank accounts or other depository accounts to which any other SPE-Related Party or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The SPE is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any other SPE-Related Party or other Affiliates thereof. The SPE will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the SPE and such Affiliate.

(n) Arm’s-Length Relationships. The SPE will maintain arm’s-length relationships with any other SPE-Related Party and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the SPE will be compensated by the SPE at market rates for such services it renders or otherwise furnishes to the SPE. Neither the SPE on the one hand, nor any other SPE-Related Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The SPE-Related Parties and their respective Affiliates will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o) Allocation of Overhead. To the extent that the SPE, on the one hand, and any other SPE-Related Party or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the SPE shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

OF RECEIVABLES

SECTION 8.01 Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to P66 Company (in accordance with this Section 8.01) of the designation of a new Servicer, P66 Company is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Required Purchaser/Lenders) and shall (at the direction of the Required Purchaser/Lenders) designate as Servicer any Person (including itself) to succeed P66 Company or any successor Servicer, on the condition in each case that any such Person so designated shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in clause (a) above, P66 Company agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and P66 Company shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software reasonably necessary to collect the Pool Receivables and the Related Security.

(c) P66 Company acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Purchaser/Lender have relied on P66 Company’s agreement to act as Servicer hereunder. Accordingly, P66 Company agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Required Purchaser/Lenders.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the SPE, the Administrative Agent and each Purchaser/Lender shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of P66 Company, the Administrative Agent and the Required Purchaser/Lenders shall have consented in writing in advance to such delegation. For the avoidance of doubt, this Section 9.01(d) shall not apply to any third party collection agency collecting Defaulted Receivables or other third party service provider assisting in the servicing of the Defaulted Receivables.

SECTION 8.02 Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside (or shall cause the SPE to set aside), for the accounts of each Purchaser/Lender Party, the amount of Collections it or its Affiliates actually receive to which each such Purchaser/Lender Party is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts (including extending the maturity of any Pool Receivable and extending the maturity or adjusting the Outstanding Balance of any Defaulted Receivable), as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, upon notice from the Administrative Agent that it wants consent rights over such actions, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The SPE shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser/Lender Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b) The Servicer (or upon the Administrative Agent exercising control over any Collection Account or the establishment of any Cash Dominion Administration Account, the Administrative Agent) shall, as soon as reasonably practicable following actual receipt of collected funds, turn over to the party entitled thereto the collections of any indebtedness that is not a Pool Receivable, less, if P66 Company or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than P66 Company or an Affiliate thereof, shall, as soon as reasonably practicable upon written demand, deliver to the SPE all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the SPE all books, records and related materials that the SPE previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

SECTION 8.03 Collection Account Arrangements.

(a) Prior to the Closing Date, the SPE shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its sole discretion and shall (upon the direction of the Required Purchaser/Lenders) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The SPE hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the SPE hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the SPE or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent. The parties hereto hereby acknowledge that if at any time the Administrative Agent exercises its control of any Collection Account or causes a Cash Dominion Administration Account to be opened, the Administrative Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrative Agent or any other holder of SPE Obligations or any other Person hereunder, and the Administrative Agent shall distribute or cause to be distributed such funds in accordance with Article II (in each case as if such funds were held by the Servicer thereunder).

(b) Upon the occurrence and during the continuation of an Event of Default, after the Administrative Agent has exercised control of any Collection Account as provided above, upon request of the Administrative Agent, the SPE and the Servicer shall cooperate with the Administrative Agent and shall take such actions reasonably requested by the Administrative Agent (including the provision of “know your customer” information and completion, execution and delivery of one or more customary account-opening agreements and account control agreements in favor of the Administrative Agent) to cause one or more Cash Dominion Administration Accounts to be established at PNC or another commercial bank reasonably designated by the Administrative Agent. The Administrative Agent shall have exclusive dominion and control (for the benefit of the Secured Parties) over each Cash Dominion Administration Account and the funds deposited therein, and none of the SPE-Related Parties or their Affiliates shall have any rights to access or direct the disposition of any funds therein. Funds on deposit in the Cash Dominion Administration Accounts shall be applied by the Administrative Agent for the repayment of the SPE Obligations in accordance with the priority of payments set forth in Section 3.01(a); provided that any Excluded Collections shall be remitted by the Administrative Agent to the applicable Originator or other Affiliate of the Originator entitled thereto promptly upon request. Amounts, if any, on deposit in the Cash Dominion Administration Accounts on the Final Payout Date (after payment of all SPE Obligations) shall be remitted by the Administrative Agent to the SPE.

SECTION 8.04 Enforcement Rights.

(a) At any time following the occurrence and during the continuation of an Event of Default:

(i) the Administrative Agent (at the SPE’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii) the Administrative Agent may instruct the SPE or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the SPE or the Servicer, as the case may be, shall give such notice at the expense of the SPE or the Servicer, as the case may be; provided, that if the SPE or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the SPE’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii) the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records reasonably necessary to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software reasonably necessary to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv) the Administrative Agent may assume exclusive control of each Collection Account and notify the Collection Account Banks that the SPE and the Servicer will no longer have any access to the Collection Accounts;

(v) the Administrative Agent may (or, at the direction of the Required Purchaser/Lenders shall) replace the Person then acting as Servicer; and

(vi) the Administrative Agent may collect any amounts due from an Originator under the Transfer Agreement or the Performance Guarantor under the Performance Guaranty.

For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.

(b) The SPE hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the SPE, which appointment is coupled with an interest, to take any and all steps in the name of the SPE and on behalf of the SPE reasonably necessary, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Supporting Assets, including endorsing the name of the SPE on checks and other instruments representing Collections and enforcing such Supporting Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c) The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer reasonably necessary, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Supporting Assets, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Supporting Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 8.05 Responsibilities of the SPE.

(a) Anything herein to the contrary notwithstanding, the SPE shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser/Lender Party of their respective rights hereunder shall not relieve the SPE from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser/Lender Parties shall have any obligation or liability with respect to any Supporting Assets, nor shall any of them be obligated to perform any of the obligations of the SPE, the Servicer or any Originator thereunder.

(b) P66 Company hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, P66 Company shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that P66 Company conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the SPE shall pay to P66 Company its reasonable out-of-pocket costs and expenses from the SPE’s own funds (subject to the priority of payments set forth in Section 3.01(a)).

SECTION 8.06 Servicing Fee.

(a) Subject to clause (b) below, the SPE shall pay the Servicer a fee (the “Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the monthly average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a).

(b) If the Servicer ceases to be P66 Company or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount agreed between the Administrative Agent and the successor Servicer in connection with the performance of its obligations as Servicer hereunder.

SECTION 8.07 Credit Insurance Policies.

(a) The SPE may, in its sole discretion, elect to obtain Credit Insurance with respect to Pool Receivables selected by it from time to time. At all times while (y) any Pool Receivable is being reported in any Pool Report as an Insured Receivable or (z) any Pool Receivable is being included in the Net Receivables Pool Balance as an Insured Receivable:

(i) the SPE shall maintain each relevant Credit Insurance Policy in full force and effect with respect to the applicable Insured Receivables;

(ii) the SPE shall pay all premiums and other amounts due by the SPE from time to time under each such Credit Insurance Policy when due in accordance with the terms thereof;

(iii) the SPE and the Servicer shall refrain from taking any action or omitting to take any action which would reasonably be expected to prejudice or limit the SPE’s or the Administrative Agent’s rights to payment under any such Credit Insurance Policy;

(iv) the SPE and the Servicer shall use commercially reasonable efforts to enforce the obligations of the applicable Credit Insurer under each such Credit Insurance Policy;

(v) the SPE and the Servicer shall maintain all records and documents that are reasonably necessary to make claims for reimbursement under each such Credit Insurance Policy;

(vi) the SPE shall, and the Servicer shall cause the SPE to, perform all its other material obligations under each such Credit Insurance Policy in accordance with the terms thereof (including, without limitation, delivering information regarding the relevant Pool Receivables and notices of insolvency with respect to Obligors when required pursuant to the terms of each such Credit Insurance Policy);

(vii) the SPE and the Servicer shall promptly advise the Administrative Agent of any payment the SPE receives directly under any Credit Insurance Policy, any denial of coverage under any Credit Insurance Policy, any cancelation of any Credit Insurance Policy or any other information received in connection with any Credit Insurance Policy which is material to the payment of any claim thereunder;

(viii) Neither the SPE nor the Servicer shall amend, modify or waive (or consent to any such amendment, modification or waiver of) any provision of any Credit Insurance Policy which would reasonably be expected to prejudice or limit the SPE’s or the Administrative Agent’s rights to payment under any such Credit Insurance Policy without the Administrative Agent’s prior written consent; and

(ix) The SPE and the Servicer shall deliver any additional instruments, certificates and documents, provide such other information and take such other actions as may be necessary or desirable, in the reasonable opinion of the Administrative Agent, to give further assurances of any of the rights granted or provided for herein or under any Credit Insurance Policy (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products as may be requested by the insurer thereunder).

(b) If the SPE fails to pay any premium or other amount due under any Credit Insurance Policy, the Administrative Agent may (in its discretion) pay such premium or other amount from the Collateral or from its own funds in order to keep such Credit Insurance Policy in force with respect to (y) any Pool Receivable that is then reported in any Pool Report as an Insured Receivable or (z) any Pool Receivable that is then included in the Net Receivables Pool Balance as an Insured Receivable. Any amount so paid by the Administrative Agent from its own funds shall constitute an SPE Indemnified Amount payable by the SPE to the Administrative Agent hereunder.

(c) As to any Insured Receivables only, in the event that any Obligor defaults on the payment of any of its Pool Receivables, becomes subject to a Relief Proceeding or becomes subject to any other event that gives rise to a claim for reimbursement under a Credit Insurance Policy, the SPE and the Servicer shall, promptly (but not later than the later of (x) ten (10) Business Days after such event or (y) the first date on which such a claim may be filed pursuant to the terms of such Credit Insurance Policy), file a claim for such reimbursement (with a copy thereof to the Administrative Agent) in accordance with the terms of such Credit Insurance Policy and shall take any other actions required under the terms of such Credit Insurance Policy to obtain such reimbursement (including, without limitation, providing the applicable Credit Insurer with itemized statements, invoices, bills of lading, purchase orders, summaries of collections efforts, evidence of debt or other documentation that may be required under the terms of such Credit Insurance Policy). The SPE and the Servicer shall instruct that any amounts paid in respect of any Pool Receivable (or losses thereon) by a Credit Insurer under any Credit Insurance Policy be paid directly to a Collection Account. Amounts so received shall be applied as a Collection in accordance with the terms of this Agreement.

(d) In the event that a Credit Insurer pays a claim under a Credit Insurance Policy with respect to a Pool Receivable and the SPE is required to assign and/or subrogate its rights, claims, guaranties, security, collateral or defenses to such Credit Insurer in respect of such Pool Receivable, the SPE shall (and the Servicer shall cause SPE to) so assign and/or subrogate such rights, claims, guaranties, security, collateral or defenses in accordance with the terms of such Credit Insurance Policy. Simultaneously with receipt of such a payment in a Collection Account and upon such assignment and/or subrogation, the Administrative Agent shall be automatically deemed to have released to the SPE any ownership or security interest it may have hereunder (on behalf of itself and the Purchaser/Lenders) in such rights, claims, guaranties, security, collateral or defenses so assigned or subrogated, to the extent necessary to permit such assignment and/or subrogation free and clear of such ownership or security interest and shall execute such documents to evidence the same as shall be reasonably requested by the SPE or the Credit Insurer, in each case at the sole expense of the SPE; provided, however, that the Administrative Agent shall not be deemed to have released any such ownership or security interest it may have in related rights under such Credit Insurance Policy (including, without limitation, any right of the SPE to receive ratable or other allocations of Collections or other recoveries in respect of such Pool Receivable).

(e) If any Credit Insurance Policy ceases to be Eligible Credit Insurance, the SPE and the Servicer shall furnish to the Administrative Agent and each Purchaser/Lender written notice thereof, together with a statement of the actions the SPE plans to take in connection with such situation, if any, promptly but not later than five (5) Business Days after knowledge thereof. If any Credit Insurance Policy no longer constitutes Eligible Credit Insurance, the Termination Date has not occurred, no Event of Default is continuing and no Capital Coverage Amount Deficit exists, then the SPE may terminate such Credit Insurance Policy or permit such Credit Insurance Policy to lapse. The SPE shall furnish to the Administrative Agent and each Purchaser/Lender written notice of any such termination or lapse and shall promptly notify the Administrative Agent when such termination or lapse has occurred.

(f) Any Collections received by the Administrative Agent pursuant to any Credit Insurance Policy (including as an additional insured thereunder) shall be distributed in accordance with the priority of payments set forth in Section 3.01(a).

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.01 Events of Default. An “Event of Default” means the occurrence or existence of any one or more of the following events:

(a) any SPE-Related Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for three (3) Business Days;

(b) (i) any SPE-Related Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such SPE-Related Party (other than any such failure which would constitute an Event of Default under any other paragraph, clause or sub-clause of this Section 9.01), and such failure, solely to the extent capable of cure, shall continue for thirty (30) days after the earlier of (x) written notice to such SPE-Related Party (which may be by email) by the Administrative Agent or any Purchaser/Lender or (y) actual knowledge of such SPE-Related Party thereof;

(c) any representation or warranty made or deemed made by any SPE-Related Party (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any SPE-Related Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for ten (10) days after the earlier of such Person’s actual knowledge or notice thereof;

(d) the SPE or the Servicer shall fail to deliver any Pool Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(e) P66 Company shall resign, or shall take any material action in furtherance of resigning, from its role or obligations as Servicer hereunder;

(f) the SPE or the Servicer shall breach Section 6.01(n), 6.02(r), 7.01(v) or 7.02(o);

(g) this Agreement or any sale made or security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason (other than through an action of the Administrative Agent) cease to create, or for any reason cease to be, a valid and enforceable perfected ownership or security interest in favor of the Administrative Agent with respect to the Supporting Assets, free and clear of any Adverse Claim other than Permitted Liens;

(h) (I) any SPE-Related Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (II) if without the application, approval or consent of any SPE-Related Party, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such SPE-Related Party an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such SPE-Related Party or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such SPE-Related Party in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 60 consecutive days;

(i) (A) the average of the Default Ratios for any three consecutive Fiscal Months shall exceed 2.0%, (B) the average of the Delinquency Ratios for any three consecutive Fiscal Months shall exceed 8.5%, (C) the Days’ Sales Outstanding shall exceed thirty (30) days, or (D) the average of the Dilution Ratios for any three consecutive Fiscal Months shall exceed 5.0%;

(j) a Change in Control shall occur;

(k) a Capital Coverage Amount Deficit shall occur and shall not have been cured within two (2) Business Days;

(l) (i) the SPE shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than the SPE Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement) or (ii) the SPE shall fail to observe or perform any other agreement or condition relating to any of its Indebtedness, or any other event shall occur, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(m) (i) any SPE-Related Party (other than the SPE) or any combination thereof shall default beyond any applicable period of grace in any payment of principal of or interest on any Indebtedness for borrowed money on which such SPE-Related Party or any combination thereof is or are liable in an aggregate principal amount then outstanding in excess of the Threshold Amount or (ii) an event of default (other than a failure to pay principal or interest) as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness shall happen and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable;

(n) [reserved];

(o) the SPE shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) for Independent Directors, on the SPE’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the SPE’s board of directors as required pursuant to Section 7.03(c) and such failure in each case, solely to the extent capable of cure, shall continue for five (5) Business Days;

(p) [reserved];

(q) [reserved];

(r) an ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(s) [reserved];

(t) a Transfer Termination Event shall occur;

(u) the SPE shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;

(v) this Agreement or any other Transaction Document shall cease to be in full force and effect or any SPE-Related Party (or any Affiliate thereof) shall so state in writing;

(w) the Consolidated Net Debt, as of the last day of any fiscal quarter, shall exceed 65% of Total Capitalization as of such date; provided, that for purposes of this clause (w) terms used (including all defined terms used within such terms) shall have the respective meaning assigned to such terms provided for in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment or modification thereto or any termination thereof; provided further that, if after the Closing Date, Section 6.3(a) of the Credit Agreement

(or any of the defined terms used in connection with such covenant) is amended, modified or waived, then the test set forth in this clause (w) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, modification or waiver, each of the following conditions has been satisfied: (i) each of the Administrative Agent and each Purchaser/Lender (or an Affiliate thereof) is then a party to the Credit Agreement and have consented to such amendment, modification or waiver and (ii) such amendment, modification or waiver shall have become effective in accordance with the terms of the Credit Agreement; or

(x) one or more judgments or decrees shall be entered against any SPE-Related Party involving in the aggregate a liability (not paid or to the extent not covered by insurance company) in excess of the Threshold Amount (or solely with respect to the SPE, $18,600) with respect to such SPE-Related Party and such judgments or decrees shall not have been vacated, dismissed, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

SECTION 9.02 Consequences of an Event of Default.

(a) Generally. If any Event of Default occurs, the Administrative Agent may (or, at the direction of the Required Purchaser/Lenders shall) by notice to the SPE:

(i) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred);

(ii) declare the Aggregate Capital and all other SPE Obligations and Guaranteed Obligations to be immediately due and payable (in which case the Aggregate Capital and all other SPE Obligations and Guaranteed Obligations shall be immediately due and payable);

provided that, automatically and immediately (without any requirement for the giving of notice) upon the occurrence of any Event of Default described in Section 9.01(h) with respect to the SPE, the Termination Date shall occur and the Aggregate Capital and all other SPE Obligations shall be immediately due and payable.

Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative.

(b) Set-off. If an Event of Default shall have occurred and be continuing, each Purchaser/Lender and each of their respective Affiliates, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Purchaser/Lender or any such Affiliate to or for the credit or the account of the SPE against any and all of the SPE Obligations now or hereafter existing under this Agreement or any other Transaction Document to such Purchaser/Lender or Affiliate; provided that in the event that any Defaulting Purchaser/Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.07 and, pending such payment, shall be segregated by such Defaulting Purchaser/Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Purchaser/Lenders, and (y) the Defaulting Purchaser/Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the SPE Obligations owing to such Defaulting Purchaser/Lender as to which it exercised such right of setoff. The rights of each Purchaser/Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser/Lender or its respective Affiliates and participants may have. Each Purchaser/Lender agrees to notify the SPE and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the SPE-Related Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Agreement for the benefit of all the Purchaser/Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) any Purchaser/Lender from exercising setoff rights in accordance with Section 9.02(b) (subject to the terms of Section 3.03), or (iii) any Purchaser/Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any SPE-Related Party under any Relief Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (A) the Required Purchaser/Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.02(c), and (B) in addition to the matters specified in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.03), any Purchaser/Lender may, with the consent of the Required Purchaser/Lenders, enforce any rights and remedies available to it and as authorized by the Required Purchaser/Lenders.

(d) Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 9.02 (or after the SPE Obligations have automatically become immediately due and payable as specified in the proviso to Section 9.02(a)) and until the Final Payout Date, any and all proceeds received on account of the SPE Obligations shall (subject to Sections 2.07) be applied in accordance with the order of priority set forth in Section 3.01(a).

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.01 Appointment and Authority. Each Purchaser/Lender Party hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Purchaser/Lender Parties, and the SPE-Related Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship among contracting parties.

SECTION 10.02 Rights as a Purchaser/Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Purchaser/Lender as any other Purchaser/Lender and may exercise the same as though it were not the Administrative Agent, and the term “Purchaser/Lender” or “Purchaser/Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any SPE-Related Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Purchaser/Lenders.

SECTION 10.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Purchaser/Lenders (or such other number or percentage of the Purchaser/Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Purchaser/Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly specified herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any SPE-Related Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchaser/Lenders (or such other number or percentage of the Purchaser/Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01, 8.04 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by any SPE-Related Party or a Purchaser/Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition precedent to an Investment or Loan, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Investment or Loan, that by its terms must be fulfilled to the satisfaction of a Purchaser/Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Purchaser/Lender Party unless the Administrative Agent shall have received notice to the contrary from such Purchaser/Lender Party prior to the making of such Investment or Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the SPE), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the financing or purchase facility contemplated hereby as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection or monitoring of such sub-agents.

SECTION 10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Purchaser/Lender Parties and the SPE. Upon receipt of any such notice of resignation, the Required Purchaser/Lenders shall have the right, with the consent of the SPE (not to be unreasonably withheld or delayed) (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Purchaser/Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Purchaser/Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Purchaser/Lender Parties, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Purchaser/Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Purchaser/Lender pursuant to clause (d) of the definition thereof, the Required Purchaser/Lenders may, to the extent permitted by applicable Law, by notice in writing to the SPE and such Person remove such Person as Administrative Agent and, with the consent of the SPE (not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Purchaser/Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Purchaser/Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Purchaser/Lender Party directly, until such time, if any, as the Required Purchaser/Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the SPE to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the SPE and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article X and Article XI shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 10.07 Non-Reliance on Administrative Agent and Other Purchaser/Lenders. Each Purchaser/Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Purchaser/Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser/Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Purchaser/Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Each Purchaser/Lender represents and warrants that (i) the Transaction Documents set forth the terms of a commercial lending or purchase facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Purchaser/Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Purchaser/Lender agrees not to assert a claim in contravention of the foregoing. Each Purchaser/Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Purchaser/Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding commercial loans or providing such other facilities.

SECTION 10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Purchaser/Lender hereunder.

SECTION 10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any SPE-Related Party, the Administrative Agent (irrespective of whether any Capital or other SPE Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the SPE) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the Capital, principal, interest and Yield owing and unpaid in respect of any Investment or Loan and all other SPE Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchaser/Lender Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchaser/Lender Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchaser/Lender Parties and the Administrative Agent) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser/Lender Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchaser/Lender Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

SECTION 10.10 Collateral and Guaranty Matters.

(a) Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion to release any Lien on any Supporting Assets or other property granted to or held by the Administrative Agent under any Transaction Document (x) upon the Final Payout Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Purchaser/Lenders.

Upon request by the Administrative Agent at any time, the Required Purchaser/Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Supporting Assets or other property pursuant to this Section. In each case as specified in this Section 10.10, the Administrative Agent will, at the SPE’s expense, execute and deliver to the SPE, and file with any applicable Official Body, such documents as such the SPE may reasonably request to evidence or effect the release of such item of Supporting Assets or other property granted to or held by the Administrative Agent under any Transaction Document from the assignment and security interest granted under such Transaction Document.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Supporting Assets, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any SPE-Related Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Purchaser/Lenders for any failure to monitor or maintain any portion of the Supporting Assets.

SECTION 10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Purchaser/Lender Party acknowledges and agrees that neither such Purchaser/Lender Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Purchaser/Lender Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, any Anti-Corruption Law or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the SPE-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other applicable Laws.

SECTION 10.12 Certain ERISA Matters. Each Purchaser/Lender (x) represents and warrants, as of the date such Person became a Purchaser/Lender party hereto, to, and (y) covenants, from the date such Person became a Purchaser/Lender party hereto to the date such Person ceases being a Purchaser/Lender party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any SPE-Related Party, that at least one of the following is and will be true:

(i) such Purchaser/Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Purchaser/Lender’s entrance into, participation in, administration of and performance of the Investments, the Loans, the Commitments, the Uncommitted Amounts, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Purchaser/Lender’s entrance into, participation in, administration of and performance of the Investments, the Loans, the Commitments, the Uncommitted Amounts, and this Agreement,

(iii) (A) such Purchaser/Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Purchaser/Lender to enter into, participate in, administer and perform the Investments, the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Investments, the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Purchaser/Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Purchaser/Lender’s entrance into, participation in, administration of and performance of the Investments, the Loans, the Commitments, the Uncommitted Amounts, and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Purchaser/Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Purchaser/Lender or (2) a Purchaser/Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Purchaser/Lender further (x) represents and warrants, as of the date such Person became a Purchaser/Lender party hereto, and (y) covenants, from the date such Person became a Purchaser/Lender party hereto to the date such Person ceases being a party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any SPE-Related Party, that none of the Administrative Agent or the Structuring Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Purchaser/Lender involved in such Purchaser/Lender’s entrance into, participation in, administration of and performance of the Investments, the Loans, the Commitments, the Uncommitted Amounts, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

SECTION 10.13 Erroneous Payments.

(a) If the Administrative Agent notifies a Purchaser/Lender Party or other Secured Party, or any Person who has received funds on behalf of a Purchaser/Lender Party or other Secured Party (any Purchaser/Lender Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser/Lender Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of Capital, principal, interest, Yield, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Purchaser/Lender Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Purchaser/Lender Party or other Secured Party, or any Person who has received funds on behalf of a Purchaser/Lender Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of Capital, principal, interest, Yield, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Purchaser/Lender Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Purchaser/Lender Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).

(c) Each Purchaser/Lender Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Purchaser/Lender Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Purchaser/Lender Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Purchaser/Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser/Lender at any time, (i) such Purchaser/Lender shall be deemed to have assigned its Capital (but not its Commitments and Uncommitted Amounts) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Capital (but not Commitments and Uncommitted Amounts), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the SPE) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Purchaser/Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser/Lender shall become a Purchaser/Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser/Lender shall cease to be a Purchaser/Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments and Uncommitted Amounts which shall survive as to such assigning Purchaser/Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Capital subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Capital acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser/Lender shall be reduced by the net proceeds of the sale of such Capital (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser/Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments and Uncommitted Amounts of any Purchaser/Lender and such Commitments and Uncommitted Amounts shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold any Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Purchaser/Lender or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any SPE Obligations or any other obligations owed by any SPE-Related Party; provided that this Section 10.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the SPE Obligations or any other obligations owed by an SPE-Related Party that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that preceding clauses (d) and (e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any SPE-Related Party for the purpose of a payment on the SPE Obligations or any other obligations owed by any SPE-Related Party.

(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and Uncommitted Amounts and/or the repayment, satisfaction or discharge of all SPE Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XI

EXPENSES; INDEMNITY; DAMAGE WAIVER

SECTION 11.01 Costs and Expenses. The SPE shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of a single law firm serving as counsel for the Administrative Agent, but excluding all other legal fees and disbursements) in connection with the syndication of the purchase or financing facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Purchaser/Lender Party (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Purchaser/Lender Party) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (B) in connection with the Investments or Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any Investment or Loan.

SECTION 11.02 Indemnification by the SPE. Without limiting any other rights that the Administrative Agent, the Purchaser/Lender Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “SPE Indemnified Party”) may have hereunder or under applicable Law, and subject to the immediately following sentence, the SPE hereby agrees to indemnify each SPE Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “SPE Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or Loans or the ownership or security interest in respect of any Pool Receivable or any other Supporting Assets; excluding, however, (a) SPE Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such SPE Indemnified Amounts resulted from the gross negligence or willful misconduct by the SPE Indemnified Party seeking indemnification and (b) Taxes (other than (x) Taxes enumerated in clause (xiv) below and (y) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). For the avoidance of doubt, this Section 11.02 is not intended to, and shall not, directly or indirectly, impose any obligation on any Originator or the Servicer to the extent such obligation would constitute recourse to any Originator or the Servicer for non-payment or delay in payment of any Pool Receivables by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or would otherwise constitute Excluded Losses (as defined in the Transfer Agreement). Without limiting or being limited by the foregoing, the SPE shall pay within ten Business Days following written demand (which demand shall be accompanied by documentation of the SPE Indemnified Amounts in reasonable detail) (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01(a)), to each SPE Indemnified Party any and all amounts necessary to indemnify such SPE Indemnified Party from and against any and all SPE Indemnified Amounts relating to or resulting from any of the following (but excluding SPE Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i) any Pool Receivable which the SPE or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii) any written representation, warranty or statement made or deemed made by the SPE (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other written information or report (other than projections, forward-looking statements and information of a general economic or industry nature) delivered by or on behalf of the SPE pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(iii) the failure by the SPE to comply with the terms of any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(iv) the failure to vest in the Administrative Agent ownership or a perfected security interest in all or any portion of the Supporting Assets, in each case free and clear of any Adverse Claim other than Permitted Liens;

(v) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivable and the other Supporting Assets and Collections in respect thereof, whether at the time of any Investment or Loan or at any subsequent time;

(vi) any dispute, claim, offset or defense (other than any reduction, revision or discharge in bankruptcy of the applicable Obligor) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable (if such collection activities were performed by the SPE or any of its Affiliates acting as the Servicer or by any agent or independent contractor retained by the SPE or any of its Affiliates) not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(vii) any failure of the SPE to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii) any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix) the commingling of Collections of Pool Receivables at any time with other funds;

(x) any investigation, litigation or proceeding (actual or threatened) brought by a Person other than a SPE Indemnified Party related to this Agreement or any other Transaction Document or the use of any Investments or Loans or the proceeds thereof or in respect of any Pool Receivable or other Supporting Assets or any related Contract;

(xi) any failure of the SPE to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii) any setoff with respect to any Pool Receivable;

(xiii) any claim brought by any Person other than a SPE Indemnified Party arising from any activity by the SPE or any Affiliate of the SPE in servicing, administering or collecting any Pool Receivable;

(xiv) the failure by the SPE to pay when due any Taxes with respect to the Pool Receivables, including sales, excise or personal property taxes;

(xv) any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement (to the extent that a replacement arrangement reasonably satisfactory to the Administrative Agent has not otherwise been made), or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(xvi) any dispute, claim, offset or defense (other than any reduction, revision or discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense (if such activities were performed by the SPE or any of its Affiliates or by any agent or independent contractor retained by the SPE or any of its Affiliates) not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvii) any action taken by the Administrative Agent as attorney-in-fact for any SPE-Related Party in accordance with this Agreement or any other Transaction Document;

(xviii) [reserved];

(xix) the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;

(xx) the use of proceeds of any Investment or Loan;

(xxi) any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

(xxii) any failure by the SPE to pay any premium or other amount when due under the terms of any Credit Insurance Policy, to keep any Credit Insurance Policy in force or to make or perfect any claim for reimbursement under any Credit Insurance Policy; in each case, to the extent required pursuant to Section 8.07; or

(xxiii) any insurance premium payments paid by the Administrative Agent on any Credit Insurance Policy in accordance with this Agreement.

SECTION 11.03 Indemnification by the Servicer.

(a) The Servicer shall indemnify the Administrative Agent, the Purchaser/Lender Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”) for any and all claims, losses and liabilities resulting from: (i) the failure of any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made, (ii) the failure by the Servicer to comply with any applicable Laws, rule or regulation with respect to any Pool Receivable or the related Contract, (iii) any dispute, claim, offset or defense of an Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Pool Receivable to the extent resulting from the failure of the Servicer to comply with its obligations hereunder in respect of such Receivable, (iv) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party, or (v) the commingling of Collections of Pool Receivables at any time with other funds of the Servicer.

(b) Promptly upon receipt by any Servicer Indemnified Party under this Section 11.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Servicer Indemnified Party, such Servicer Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. Any notice claiming compensation under this Section shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. The Servicer may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Servicer Indemnified Party. The approval of the Servicer will not be unreasonably withheld or delayed. After notice from the Servicer to the Servicer Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Servicer Indemnified Party, in which case the Servicer Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).

(c) The Servicer will promptly pay to the Administrative Agent such indemnity amount as shall be specified to the Servicer in a certificate of the Servicer Indemnified setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Servicer Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.

(d) Each Servicer Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.

SECTION 11.04 Reimbursement by Purchaser/Lenders. To the extent that the SPE or the Servicer for any reason fails to indefeasibly pay any amount required under Section 11.01, 11.02 or 11.03 (as the case may be) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of their respective Related Parties, each Purchaser/Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser/Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the Purchaser/Lenders’ respective Commitments at such time, or if all Commitments have been terminated, based on the Purchaser/Lenders’ respective Capital at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Purchaser/Lender).

SECTION 11.05 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Investment or Loan or the use of the proceeds thereof; provided that nothing in this Section 11.05 shall relieve the SPE or Servicer of any obligation it may have to indemnify a SPE Indemnified Party or Servicer Indemnified Party against special, indirect, consequential, or punitive damages asserted against such indemnified person by a third party. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

SECTION 11.06 Payments. All amounts due under this Article XI shall be payable not later than (i) in the case of such amounts due from the SPE, the first Settlement Date that occurs ten (10) or more Business Days after written demand therefor (which demand shall be accompanied by documentation of the SPE Indemnified Amounts in reasonable detail), or (ii) in any other case, ten (10) Business Days after written demand therefor (which demand shall be accompanied by documentation of the Servicer Indemnified Amounts in reasonable detail).

SECTION 11.07 Survival. This Article XI and the parties’ respective rights and obligations hereunder shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the SPE or the Servicer shall be effective unless in a writing signed by the Administrative Agent and the Required Purchaser/Lenders (and, in the case of any amendment, also signed by the SPE), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser/Lender:

(i) change (directly or indirectly) the definitions of, Capital Coverage Amount Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit (except in accordance with the terms of Section 2.03(g)), Final Maturity Date, Net Receivables Pool Balance ~~or~~, Total Reserves or Uncommitted Amount (except for any change to Schedule I made in accordance with the terms hereof) contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount;

(ii) reduce the amount of Capital or Yield that is payable on account of any Investment or Loan or with respect to any other Investment or Loan or delay any scheduled date for payment thereof;

(iii) [reserved];

(iv) release all or a material portion of the Supporting Assets from the Administrative Agent’s security interest created hereunder;

(v) release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi) change any of the provisions of this Section 12.01 or the definition of “Required Purchaser/Lenders”; or

(vii) change the order of priority in which Collections are applied pursuant to Section 3.01(a).

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser/Lender’s Commitment or Uncommitted Amount hereunder without the consent of such Purchaser/Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the SPE to any Purchaser/Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Purchaser/Lender, and (C) no Defaulting Purchaser/Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Purchaser/Lenders or each affected Purchaser/Lender may be effected with the consent of the applicable Purchaser/Lenders other than Defaulting Purchaser/Lenders), except that (x) the Commitment of any Defaulting Purchaser/Lender may not be increased or extended without the consent of such Defaulting Purchaser/Lender and (y) any waiver, amendment or modification requiring the consent of all Purchaser/Lenders or each affected Purchaser/Lender that by its terms affects any Defaulting Purchaser/Lender disproportionately adversely relative to other affected Purchaser/Lenders shall require the consent of such Defaulting Purchaser/Lender.

In addition, notwithstanding the foregoing, (a) with the consent of the SPE, the Administrative Agent may amend, modify or supplement this Agreement or any other Transaction Document without the consent of any Purchaser/Lender or the Required Purchaser/Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in this Agreement (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Purchaser/Lenders taken as a whole), and (b) without the consent of any Purchaser/Lender or the SPE, within a reasonable time after (x) the effective date of any increase or addition to, extension of or decrease from, the Facility Limit, or (y) any assignment by any Purchaser/Lender of some or all of its Commitment and Uncommitted Amount, the Administrative Agent shall, and is hereby authorized to, revise Schedule I to reflect such change, whereupon such revised Schedule I shall replace the old Schedule I and become part of this Agreement.

SECTION 12.02 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any other Purchaser/Lender Party in exercising any right, power, remedy or privilege under this Agreement or any other Transaction Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the other Purchaser/Lender Parties specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Purchaser/Lender Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Transaction Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any other Purchaser/Lender Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

SECTION 12.03 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule III hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b) Electronic Communications. Notices and other communications to the Purchaser/Lender Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the SPE may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each of the SPE and the Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Purchaser/Lender Parties by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any SPE-Related Party, any Purchaser/Lender Party or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any SPE-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any SPE-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Purchaser/Lender Party by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 12.04 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Purchaser/Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 12.05 Duration; Survival. All representations and warranties of the SPE-Related Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Final Payout Date. All covenants and agreements of the SPE-Related Parties contained herein relating to the payment of Capital, principal, interest, Yield, premiums, additional compensation or expenses and indemnification, or that are otherwise specified as surviving termination of this Agreement, in each case, shall survive the Final Payout Date and any termination of this Agreement. All other covenants and agreements of the SPE-Related Parties shall continue in full force and effect from and after the Closing Date and until the Final Payout Date.

SECTION 12.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the SPE nor any other SPE-Related Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Purchaser/Lender and no Purchaser/Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Purchaser/Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Purchaser/Lenders. Any Purchaser/Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Uncommitted Amount and the Capital at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(x) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Purchaser/Lender’s Commitment and Uncommitted Amount and the Capital at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Purchaser/Lender, an Affiliate of a Purchaser/Lender or an Approved Fund, no minimum amount need be assigned; and

(2) in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment and Uncommitted Amount (which for this purpose includes Capital outstanding thereunder) or, if the applicable Commitment ~~is~~ and Uncommitted Amount are not then in effect, the outstanding Capital of the assigning Purchaser/Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the SPE otherwise consents (each such consent not to be unreasonably withheld or delayed).

(y) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Purchaser/Lender’s rights and obligations under this Agreement with respect to the Capital, or the Commitment and Uncommitted Amount, assigned.

(z) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:

(1) the consent of the SPE (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (aa) such assignment is to a Purchaser/Lender, an Affiliate of a Purchaser/Lender or an Approved Fund; and

(2) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Purchaser/Lender with a Commitment and Uncommitted Amount, an Affiliate of such Purchaser/Lender or an Approved Fund with respect to such Purchaser/Lender.

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Purchaser/Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any SPE-Related Party or any SPE-Related Party’s Affiliates or Subsidiaries or (B) to any Defaulting Purchaser/Lender or any of its Subsidiaries, or any Person who, upon becoming a Purchaser/Lender hereunder, would constitute a Defaulting Purchaser/Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Purchaser/Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the SPE and the Administrative Agent, the applicable pro rata share of Investments or Loans previously requested but not funded by the Defaulting Purchaser/Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Purchaser/Lender to the Administrative Agent and each other Purchaser/Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Investments and Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Purchaser/Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Purchaser/Lender for all purposes of this Agreement until such compliance occurs.

(viii) Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Purchaser/Lender under this Agreement, and the assigning Purchaser/Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Purchaser/Lender’s rights and obligations under this Agreement, such Purchaser/Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.05, Section 4.01, and Article 11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Purchaser/Lender will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser/Lender’s having been a Defaulting Purchaser/Lender. Any assignment or transfer by a Purchaser/Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Purchaser/Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the SPE, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Purchaser/Lenders, and the Commitments and Uncommitted Amounts of, and outstanding Capital (and stated Yield or interest) owing to, each Purchaser/Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the SPE, the Administrative Agent and the Purchaser/Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser/Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the SPE and any Purchaser/Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Purchaser/Lender may at any time, without the consent of, or notice to, the SPE or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the SPE or any of the SPE’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Purchaser/Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and Uncommitted Amount and/or the Capital owing to it); provided that (i) such Purchaser/Lender’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser/Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the SPE, the Administrative Agent and the other Purchaser/Lender Parties shall continue to deal solely and directly with such Purchaser/Lender in connection with such Purchaser/Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Purchaser/Lender shall be responsible for any indemnity under Article XI with respect to any payments made by such Purchaser/Lender to its Participant(s).

Any agreement or instrument pursuant to which a Purchaser/Lender sells such a participation shall provide that such Purchaser/Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Purchaser/Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to any matter specified in clause (i) through (vii) of Section 12.01 that affects such Participant. The SPE agrees that each Participant shall be entitled to the benefits of Sections 2.05, 4.01, 4.02 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(g) (it being understood that the documentation required under Section 4.03(g) shall be delivered to the participating Purchaser/Lender)) to the same extent as if it were a Purchaser/Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.04 as if it were an assignee under to paragraph (b) of this Section 12.06; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.03, with respect to any participation, than its participating Purchaser/Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Purchaser/Lender that sells a participation agrees, at the SPE’s request and expense, to use reasonable efforts to cooperate with the SPE to effectuate the provisions of Section 4.04 with respect to any Participant. To the extent permitted by Law, each

Participant also shall be entitled to the benefits of Section 9.02(b) as though it were a Purchaser/Lender; provided that such Participant agrees to be subject to Section 3.03 as though it were a Purchaser/Lender. Each Purchaser/Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the SPE, maintain a register on which it enters the name and address of each Participant and the Capital or principal amounts (and stated interest or Yield) of each Participant’s interest in the Investments, Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Purchaser/Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser/Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges; Successors and Assigns Generally. Any Purchaser/Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser/Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Purchaser/Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser/Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Purchaser/Lender may exchange, continue or rollover all or a portion of its Investments or Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the SPE, the Administrative Agent and such Purchaser/Lender.

(g) Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Purchaser/Lender or Purchaser/Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Purchaser/Lender or Purchaser/Lender’s broker-deal Affiliate.

SECTION 12.07 No Proceedings. Each of the Servicer, the Purchaser/Lenders and each assignee of an Investment or Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the SPE any Relief Proceeding until one year and one day after the Final Payout Date. The provisions of this Section shall survive any termination of this Agreement.

SECTION 12.08 Confidentiality.

(a) General. Each Purchaser/Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, in each case, involving the Administrative Agent or the Purchaser/Lenders and the SPE or any SPE-Related Party; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the SPE and its obligations, this Agreement or payments hereunder; (vii) on a confidential basis, to (A) any rating agency in connection with rating the SPE or its Subsidiaries or the Investments or Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the transactions contemplated hereby; (viii) with the consent of the SPE; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this clause (a), or (B) becomes available to the Administrative Agent, any other Purchaser/Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than the SPE who was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law; provided that Information disclosed pursuant to clause (i), (v), (vi), or (vii) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Each of the Administrative Agent and each Purchaser/Lender, severally and with respect to itself only, agrees that any confidential and proprietary information concerning the SPE, the Servicer, or the other SPE-Related parties and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement to the other Transaction Documents) shall be used only in connection with this Agreement and the other Transaction Documents. The obligations of each Purchaser/Lender under this Section 12.08 shall survive the termination of this Agreement and the Final Payout Date.

For purposes of this Section, “Information” means all non-public information furnished by or on behalf of the SPE-Related Parties or any of their Subsidiaries pursuant to this Agreement or the other Transaction Documents relating to the SPE-Related Parties or any of their Subsidiaries or any of their respective businesses and designated by such SPE-Related Party as such other than any such information that is available to the Administrative Agent or any other Purchaser/Lender Party on a nonconfidential basis prior to disclosure by the SPE-Related Parties or any of their Subsidiaries.

(b) Sharing Information With Affiliates of the Purchaser/Lenders. Each of the SPE and the Servicer acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the SPE or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Purchaser/Lender or by one or more Affiliates of such Purchaser/Lender and each of the SPE-Related Parties hereby authorizes each Purchaser/Lender to share any Information with any such Affiliate of the Purchaser/Lender subject to the provisions of Section 12.08(a); provided that Information disclosed pursuant to this Section 12.08(b) shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

(c) By SPE and Servicer. Each of the SPE and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser/Lender Party); provided, however, that it may disclose such information (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to the extent required or requested by any legal or regulatory authority purporting to have jurisdiction over such Person or its Related Parties;

(iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) with the consent of the Administrative Agent and each Purchaser/Lender; or (vi) to the extent such information becomes publicly available other than as a result of a breach of this clause (c). Notwithstanding the foregoing, it is expressly agreed that each of the SPE-Related Parties may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments and Uncommitted Amounts under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent or any Purchaser/Lender Party without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 12.09 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Transaction Documents. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 12.10 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

The SPE, the Servicer and each other SPE-Related Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser/Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser/Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the SPE, the Servicer or any other SPE-Related Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. The SPE, the Servicer and each other SPE-Related Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.03. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.11 Intent of the Parties. The SPE has structured this Agreement with the intention that the Loans, the Investments and the obligations of the SPE hereunder, in each case, will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The SPE, the Servicer, the Administrative Agent and the other Purchaser/Lender Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by a final determination within the meaning of Section 1313 of the Code (or similar or analogous state, local or foreign Tax law). Each assignee and each Participant acquiring an interest in an Investment or Loan, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 12.12 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 12.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

a reduction in full or in part or cancellation of any such liability;

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.

SECTION 12.14 USA PATRIOT Act Notice. Each Purchaser/Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Purchaser/Lender) hereby notifies SPE-Related Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the SPE-Related Parties, which information includes the name and address of SPE-Related Parties and other information that will allow such Purchaser/Lender or Administrative Agent, as applicable, to identify the SPE-Related Parties in accordance with the USA PATRIOT Act.

SECTION 12.15 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party

becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Purchaser/Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PHILLIPS 66 RECEIVABLES LLC, as SPE

By:
Name:
Title:

PHILLIPS 66 COMPANY, as Servicer

By:
Name:
Title:

S-1	Receivables Purchase and Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser/Lender

By:
Name:
Title:

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:
Name:
Title:

S-2	Receivables Purchase and Financing Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Purchaser/Lender

By:

Name:
Title:

S-3	Receivables Purchase and Financing Agreement

TRUIST BANK, as a Purchaser/Lender

By:
Name:
Title:

S-4	Receivables Purchase and Financing Agreement

EXHIBIT A

Form of Investment/Loan Request

[Letterhead of SPE]

[Date]

[Administrative Agent]

[Purchaser/Lenders]

Re:	Investment/Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase and Financing Agreement, dated as of September 30, 2024, among Phillips 66 Receivables LLC (the “SPE”), Phillips 66 Company, as Servicer (the “Servicer”), the Purchaser/Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Investment/Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes an Investment/Loan Request pursuant to Section 2.03(a) of the Agreement. [The SPE hereby requests [an Investment] [a Loan] in the aggregate amount of [$   ] to be made on [   , 20  ] ([of which $[   ] will be funded by PNC and $[   ] will be funded by [   ]] [which shall be funded pro rata among the Purchaser/Lenders based on their Commitments]). The proceeds of such [Investment] [Loan] should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such [Investment] [Loan], the Aggregate Capital will be [$  ], the Aggregate Investment Capital will be [$  ] and the Aggregate Loan Capital will be [$  ].]

[The SPE hereby requests [an Uncommitted Investment] [an Uncommitted Loan] in the aggregate amount of [$   ] to be made on [   , 20 ] ([of which $[   ] will be funded by PNC and $[   ] will be funded by [  ]] [which shall be funded pro rata among the Purchaser/Lenders based on their Uncommitted Amounts]). The proceeds of such [Uncommitted Investment] [Uncommitted Loan] should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such [Uncommitted Investment] [Uncommitted Loan], the Aggregate Uncommitted Capital will be [$], the Aggregate Investment Capital will be [$  ] and the Aggregate Loan Capital will be [$  ].]

Exhibit A-1

The SPE hereby represents and warrants as of the date hereof, and after giving effect to such [Investment] [Loan], as follows:

(i) the representations and warranties of the SPE and the Servicer contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such [Investment] [Loan] as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such [Investment] [Loan];

(iii) no Capital Coverage Amount Deficit exists or would exist after giving effect to such [Investment] [Loan];

(iv) immediately after giving effect to such [Investment] [Loan], (i) if there are or will be any Uncommitted Investments or Uncommitted Loans outstanding, no Purchaser/Lender’s aggregate outstanding Capital will exceed the sum of (A) such Purchaser/Lender’s Commitment on such day plus (B) such Purchaser/Lender’s Uncommitted Amount on such day or (ii) otherwise, no Purchaser/Lender’s aggregate outstanding Capital will exceed such Purchaser/Lender’s Commitment;

(v) solely with respect to an Uncommitted Investment or Uncommitted Loan, each Purchaser/Lender’s aggregate outstanding Committed Capital is greater than or equal to each such Purchaser/Lender’s Commitment;

(~~v~~vi) the Termination Date has not occurred; and

(~~vi~~vii) the aggregate Outstanding Balance of all Sold Receivables does not exceed the Aggregate Investment Capital.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

PHILLIPS 66 RECEIVABLES LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

Form of Reduction Notice

[LETTERHEAd of SPE]

[Date]

[Administrative Agent]

[Purchaser/Lenders]

Re:	Reduction Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase and Financing Agreement, dated as of September 30, 2024, among Phillips 66 Receivables LLC (the “SPE”), Phillips 66 Company, as Servicer (the “Servicer”), the Purchaser/Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Reduction Notice pursuant to Section 2.03(d) of the Agreement. The SPE hereby notifies the Administrative Agent and the Purchaser/Lenders that it shall prepay the outstanding Capital of the Purchaser/Lenders in the amount of [$  ] to be made on [   , 20_], and [$  ] of such amount shall be applied to prepay Investment Capital and [$   ] of such amount shall be applied to prepay Loan Capital. After giving effect to such prepayment, the Aggregate Capital will be [$  ], the Aggregate Investment Capital will be [$  ] and the Aggregate Loan Capital will be [$  ].

Exhibit B-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

PHILLIPS 66 RECEIVABLES LLC

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date specified below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Receivables Purchase and Financing Agreement identified below (as amended, the “Receivables Purchase and Financing Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions specified in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if specified herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Receivables Purchase and Financing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Purchaser/Lender][their respective capacities as Purchaser/Lenders] under the Receivables Purchase and Financing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline investments, as applicable, included in such facilities), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Purchaser/Lender)][the respective Assignors (in their respective capacities as Purchaser/Lenders)] against any Person, whether known or unknown, arising under or in connection with the Receivables Purchase and Financing Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C-1

1.	Assignor[s]:

2.	Assignee[s]:

3.	SPE: Phillips 66 Receivables LLC, a Delaware limited liability company

4.	Administrative Agent: PNC Bank, National Association, as the administrative agent under the Receivables Purchase and Financing Agreement

5.

Receivables Purchase and Financing Agreement: The Receivables Purchase and Financing

Agreement dated as of September 30, 2024 among Phillips 66 Receivables LLC, a Delaware limited liability company, as SPE, Phillips 66 Company, a Delaware corporation, as Servicer, the Purchaser/Lenders party thereto, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Structuring Agent and the other agents party thereto, as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Uncommitted Amount/ Capital for all Purchaser/ Lenders[9]	Amount of Commitment/ Uncommitted Amount/Capital Assigned[8]	Percentage Assigned of Commitment/ Uncommitted Amount/ Capital[10]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Receivables Purchase and Financing Agreement that are being assigned under this Assignment
[9]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Specified, to at least 9 decimals, as a percentage of the Commitment/Capital of all Purchaser/Lenders thereunder.

Exhibit C-2

[7. Trade Date:    ]11

Effective Date:    , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms specified in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][12]
[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S][13]
[NAME OF ASSIGNEE]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]14 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

Administrative Agent

[11]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[13]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[14]	To be added only if the consent of the Administrative Agent is required by the terms of the Receivables Purchase and Financing Agreement.

Exhibit C-3

By:

Title:

[Consented to:][15]

[NAME OF RELEVANT PARTY]

By:

Title:

[15]	To be added only if the consent of the SPE and/or other parties is required by the terms of the Receivables Purchase and Financing Agreement.

Exhibit C-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Purchaser/Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Receivables Purchase and Financing Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the SPE, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the SPE, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Purchaser/Lender under the Receivables Purchase and Financing Agreement, (ii) it meets all the requirements to be an assignee under Section 12.06 (Successors and Assigns) of the Receivables Purchase and Financing Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Receivables Purchase and Financing Agreement as a Purchaser/Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Purchaser/Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Receivables Purchase and Financing Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 7.01(c) and 7.02(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Purchaser/Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Purchaser/Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Receivables Purchase and Financing Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Purchaser/Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Purchaser/Lender.

Exhibit C-6

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of Capital. principal, interest, Yield, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of Yield, Fees, or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

Exhibit C-7

EXHIBIT F

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to Section 7.01(c) of that certain Receivables Purchase and Financing Agreement, dated as of September 30, 2024, among Phillips 66 Receivables LLC (the “SPE”), Phillips 66 Company, as Servicer (the “Servicer”), the Purchaser/Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

This schedule relates to the fiscal [quarter / year] ended:      .

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected      of the Servicer and am delivering this Certificate in my capacity as such and not in any individual capacity.

2. I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the SPE-Related Parties during the fiscal [quarter / year] ended [  ].

3. The examinations described in paragraph 2 above did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Event of Default or a Potential Default, as each such term is defined under the Agreement, during or at the end of the fiscal [quarter / year] ended [  ][, except as set forth in paragraph 4 below].

[4. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any SPE-Related Entity has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit F-1

The foregoing certifications are made and delivered this   day of      , 20   .

PHILLIPS 66 COMPANY

By:
Name:
Title:

Exhibit F-2

EXHIBIT H-1

U.S. Tax Compliance Certificate (For Foreign Purchaser/Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Financing Agreement”), among Phillips 66 Receivables LLC, and each Purchaser/Lender from time to time party thereto.

Pursuant to the provisions of Section 4.03 of the Receivables Purchase and Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Investment(s) and Loan(s) (as well as any Note(s) evidencing such Investment(s) or Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the SPE with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the SPE and the Administrative Agent, and (2) the undersigned shall have at all times furnished the SPE and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase and Financing Agreement and used herein shall have the meanings given to them in the Receivables Purchase and Financing Agreement.

[NAME OF PURCHASER/LENDER]

By:

Name: Title:

Date:    , 20[ ]

Exhibit H-1

EXHIBIT H-2

U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Financing Agreement”), among Phillips 66 Receivables LLC, and each Purchaser/Lender from time to time party thereto.

Pursuant to the provisions of Section 4.03 of the Receivables Purchase and Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser/Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Purchaser/Lender in writing, and (2) the undersigned shall have at all times furnished such Purchaser/Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase and Financing Agreement and used herein shall have the meanings given to them in the Receivables Purchase and Financing Agreement.

[NAME OF PARTICIPANT]

By:

Name: Title:

Date:     , 20[ ]

Exhibit H-2

EXHIBIT H-3

U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Financing Agreement”), among Phillips 66 Receivables LLC, and each Purchaser/Lender from time to time party thereto.

Pursuant to the provisions of Section 4.03 of the Receivables Purchase and Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser/Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Purchaser/Lender and (2) the undersigned shall have at all times furnished such Purchaser/Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase and Financing Agreement and used herein shall have the meanings given to them in the Receivables Purchase and Financing Agreement.

[NAME OF PARTICIPANT]

By:

Name: Title:

Date:     , 20[ ]

Exhibit H-3

EXHIBIT H-4

U.S. Tax Compliance Certificate (For Foreign Purchaser/Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Financing Agreement”), among Phillips 66 Receivables LLC, and each Purchaser/Lender from time to time party thereto.

Pursuant to the provisions of Section 4.03 of the Receivables Purchase and Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Investment(s) and Loan(s) (as well as any Note(s) evidencing such Investment(s) or Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Investment(s) and Loan(s) (as well as any Note(s) evidencing such Investment(s) or Loan(s)), (iii) with respect to the extension of credit pursuant to this Receivables Purchase and Financing Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the SPE (or the Servicer, the regarded owner of the SPE for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the SPE with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the SPE and the Administrative Agent, and (2) the undersigned shall have at all times furnished the SPE and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase and Financing Agreement and used herein shall have the meanings given to them in the Receivables Purchase and Financing Agreement.

[NAME OF PURCHASER/LENDER]

By:

Name: Title:

Date:     , 20[ ]

Exhibit H-4

SCHEDULE I

Purchaser/Lenders & Commitments / Uncommitted Amounts

Purchaser/Lender	Commitment	~~Commitment~~ Uncommitted Amounts
PNC Bank, National Association	$1,250,000,000	$	~~1,500,000,000~~ 156,250,000
Sumitomo Mitsui Banking Corporation	$500,000,000	$	~~250,000,000~~ 62,500,000
Truist Bank	$250,000,000		$31,250,000

Schedule I-1